  As filed with the Securities and Exchange Commission on March 31, 1999

                                                     Registration No. 333-38351

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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                ---------------

                      Post-Effective Amendment No. 7
                                      to
                                   Form S-4
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                ---------------
                               USWEB CORPORATION
            (Exact name of Registrant as specified in its charter)

                                ---------------

            Delaware                              8742                            870551650
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  incorporation or organization)      Classification Code Number)           Identification Number)

                                ---------------

                               USWeb Corporation
                        2880 Lakeside Drive, Suite 300
                             Santa Clara, CA 95054
                                (408) 987-3200
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                ---------------

                                Carolyn V. Aver
                            Chief Financial Officer
                               USWeb Corporation
                        2880 Lakeside Drive, Suite 300
                             Santa Clara, CA 95054
                                (408) 987-3200
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                ---------------

                                  Copies to:

                               Mark Bonham, Esq.
                               Paul Tobias, Esq.

                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                          Palo Alto, California 94304
                                (650) 493-9300

                                ---------------

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

                                ---------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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

PROSPECTUS

--------------------------------------------------------------------------------

                               16,666,667 Shares

                          [LOGO OF USWEB APPEARS HERE]

                                  Common Stock
--------------------------------------------------------------------------------

  This is a Prospectus for 16,666,667 shares of Common Stock of USWeb Corporation, which is currently doing business as USWeb/CKS. We have issued approximately 8,500,000 of the shares in the past to pay for businesses we have acquired. After this Registration Statement becomes effective, we intend to issue the remaining shares in the future to pay for acquisitions of assets, technologies or securities of additional businesses in the future.

  We have not negotiated the terms of the future acquisitions yet, and there is no deadline for issuing the remaining shares. We might pay for future acquisitions using some combination of shares, cash and assumption of liabilities. When we negotiate acquisitions, we consider many factors regarding valuation and payment terms. We expect that the shares issued in any acquisition will be valued at a price reasonably related to the market price of the Common Stock near the time of the acquisition.

  The shares offered hereby involve a high degree of risk. See "Risk Factors"
                           commencing on page 4.

  The sale of the Common Stock has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus--saying otherwise is a crime.

              The date of this Prospectus is March 31, 1999.

                             AVAILABLE INFORMATION

  USWeb/CKS files annual, quarterly, and special reports, proxy statements, and other information with the Securities and Exchange Commission (SEC). We have also filed with the SEC a Registration Statement on Form S-4 (File No. 333-38351) under the Securities Act of 1933 (the "Securities Act"), and the SEC's related rules and regulations. This Prospectus, which is a part of the Registration Statement, does not contain all of the information in the Registration Statement and the exhibits and schedules to the Registration Statement. You may read and copy any information that USWeb/CKS files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants (including USWeb/CKS) that file electronically with the Commission. USWeb/CKS Common Stock is quoted on Nasdaq, and you may also inspect some of the reports, proxy and information statements and other information at the office of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20066.

  We intend to continue furnishing our stockholders with annual reports containing financial statements audited by an independent accounting firm and make available to our stockholders quarterly reports for the first three quarters of each fiscal year containing interim unaudited financial information.

                  INCORPORATION OF DOCUMENTS BY REFERENCE

  The SEC allows us to "incorporate by reference" some of the information we file with the SEC, which means that we can disclose important information to you by referring you to other documents we file with the SEC. We have included some information in this document by incorporating it from other documents. We previously filed the following documents with the SEC, and we incorporate them by reference in this Prospectus:

    1. Our Annual Report on Form 10-K for the fiscal year ended December 31,
  1998.

    2. The description of our capital stock contained in our Registration Statement on Form 8-A filed September 30, 1997.

  In addition, we incorporate by reference all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and before the termination of the offering. All of the documents we incorporate by reference shall be considered a part of this Prospectus on the date the documents are filed.

  The documents that we incorporate by reference are not presented in or delivered with this Prospectus. These documents contain important business and financial information about USWeb/CKS. These documents are available, without charge, upon oral or written request by any person to whom this Prospectus has been delivered, from USWeb Corporation, 2880 Lakeside Drive, Suite 300, Santa Clara, California 95054, Attention: Investor Relations; telephone number: (408) 987-3200. In order to assure timely delivery of the documents, any such request should be made at least 5 days before making an investment decision.

                               PROSPECTUS SUMMARY

  Because this is a summary, it does not contain all of the information that may be important to you. You should read the entire Prospectus, including the financial statements and the exhibits filed as part of the associated registration statement, before making a decision about USWeb/CKS stock.

  USWeb/CKS is a professional services firm with expertise in business strategy, marketing communications, and Internet technology solutions. Our clients are typically medium-sized and large companies. We have built a broad geographic presence throughout the United States and in several countries outside the United States. By combining our expertise with industry-specific knowledge, we provide an integrated service offering to help clients define strategies and implement innovative ways to build their businesses.We believe we have established one of the most recognized brands for Internet professional services and developed a highly scalable organization that can leverage central resources as our operations expand through acquisitions and internal growth. We have pursued an aggressive domestic acquisition program and are now focusing on strategic and international opportunities.

  We provide a comprehensive range of Internet, extranet and Web site solutions and services, as well as marketing communications programs that use advanced technology and new media. Services related to Internet technology solutions include:

  . strategy consulting

  . analysis and design

  . technology development

  . implementation and integration

  . audience development

  . maintenance

  Services related to marketing communications programs include:

  . strategic corporate and product positioning

  . corporate identity and product branding

  . new media and collateral systems

  . environmental design and packaging

  . advertising and media placement

  . consumer and trade promotions

  We deliver these services to clients through individual consulting offices, whose regional presence enables them to develop close client relationships and an understanding of client needs. In addition, individual consulting offices may draw upon the assistance of other offices with specialized creative or technical expertise. We have developed central resources to provide clients with Internet solutions based on the most effective technologies and proven methodologies. Our field offices have efficient, real-time access to these resources through USWeb Central, the Company's secure Intranet, which enables them to leverage the capabilities of the entire USWeb/CKS operation.

  As of December 31, 1998, the Company had acquired over 40 companies. We regularly evaluate potential acquisition candidates, are currently holding preliminary discussions with a number of such candidates and are in active negotiations with a number of such other candidates. If, after due diligence review and negotiation, such companies can be acquired on a basis considered fair to USWeb/CKS and its stockholders, we may proceed with such acquisitions. We expect most future acquisitions to include the issuance of additional shares of Common Stock.

  USWeb and USWeb/CKS refer to USWeb Corporation, a Delaware corporation, and its subsidiaries. USWeb Corporation was incorporated in December 1995. Our principal executive offices are located at 2880 Lakeside Drive, Suite 300, Santa Clara, California 95054, our World Wide Web address is http://www.uswebcks.com and our telephone number is (408) 987-3200.

                                  RISK FACTORS



  This section identifies risks that USWeb/CKS faces. If we are unable to prevent these and other events that have a negative effect from occurring, then USWeb/CKS will suffer. Negative events are likely to decrease our revenues, increase our costs, make our financial results poorer and decrease our financial strength. Negative events are also likely to cause our stock price to decline.

We Have Only A Limited Operating History And Are In An Early Stage Of
Development.

  USWeb Corporation was founded in December 1995 and is still evolving rapidly. Because we were founded only recently, USWeb/CKS has only a limited operating history on which to base an evaluation of our business and prospects. Companies in an early stage of development frequently encounter extra risks, expenses and difficulties as they grow and evolve. These risks, expenses and difficulties apply particularly to USWeb/CKS because its markets, Internet professional services and integrated marketing communications services, are new and rapidly evolving. Two particular challenges USWeb/CKS faces in its early stage of development are, one, an evolving business model and, two, the management of both internal and acquisition-based growth. To address these risks, USWeb/CKS must continue to develop the strength and quality of its operations, expand its network of consulting offices, enhance its brands, respond to competitive developments and continue to attract, retain and motivate qualified employees. If USWeb/CKS fails to do any of these things well, the company may perform poorly and our stock price could decline significantly and rapidly.

We Have An Accumulated Deficit Of Over $247 Million.

  USWeb Corporation has operated with a net loss since it was formed and its expenses have always exceeded its revenues. As of December 31, 1998 it had an accumulated deficit of $247.2 million. Although USWeb/CKS has experienced revenue growth in recent months, we may not be able to sustain that growth or those levels of revenue. You should not expect that operating results in the future will be the same as in the past. They could be significantly worse. In addition, we intend to continue to invest heavily in acquisitions, infrastructure development and marketing. As a result, USWeb/CKS expects to continue to incur substantial operating losses through at least 1999.

Our Quarterly Results May Fluctuate

  USWeb/CKS is likely to experience significant fluctuations in our quarterly operating results. Some important factors affecting operating results are:

  . the productivity of our consulting offices

  . our success in finding and acquiring suitable acquisition candidates

  . our ability to attract and retain personnel with the strategic, technical and creative skills required to service clients effectively

  . the relative mix of lower cost full-time employees versus higher cost independent contractors

  . the amount and timing of expenditures by our clients for Internet professional services and integrated marketing communications

  . the amount and timing of capital expenditures and other costs relating to the expansion of our operations

  . the introduction of new products or services by USWeb/CKS or its competitors

  . technical difficulties with respect to the use of the Internet or in responding to customer's requests

Many of the factors affecting USWeb/CKS's operating results are outside of USWeb/CKS's control. Some of these factors are:

  . the level of demand for intranet, extranet and Web site development

  . the cost of advertising and related media

  . client budgetary cycles

  . pricing changes in the industry

  . economic conditions specific to Internet technology usage

  . government regulation and legal developments regarding the use of the Internet

  . general economic conditions

  Also, we often must commit to expenses in advance of knowing what revenues for a particular period will be. As a result, fluctuations in revenues can cause amplified fluctuations in other financial measures, such as profit or loss. We attempt to set expense levels on the basis of anticipated revenues, but such financial planning is difficult for a number of reasons. One important reason is that, because of USWeb/CKS's limited operating history and the rapid growth and emerging nature of USWeb/CKS's markets, our historical financial data is of limited value in planning future operating expenses. Another reason is that our revenues are derived primarily from consulting fees for Internet solution engagements, which are difficult to forecast accurately. Because expenses are relatively fixed, any shortfall in revenues will hurt USWeb/CKS's business, results of operations and financial condition and may cause our stock price to decline significantly and rapidly.

  We intend to increase expenses significantly to expand operations and enhance USWeb/CKS's brand names. We also plan to increase other operating expenses as required to support the operations of our consulting offices. If USWeb/CKS experiences a shortfall in customer demand, or if our expenses precede or are not rapidly followed by increased revenues, USWeb/CKS's business, results of operations and financial condition, as well as our stock price, may suffer significantly and rapidly.

  USWeb merged with CKS Group in December 1998. CKS Group's business has historically grown at a lower rate than USWeb's and, although USWeb has experienced recent growth in revenue in absolute terms, USWeb's growth rate has slowed in recent periods. USWeb/CKS is expected to have an overall lower growth rate in the future than we have historically both because of CKS Group's historically lower growth rate and the decrease in growth rate associated with the increased size of the company.

  In addition, in order to compete effectively in its market, USWeb/CKS may need to take actions that will change its business in significant ways. For example, we may change pricing or service offerings, make key decisions about technology directions or marketing strategies, or acquire additional businesses or technologies. USWeb/CKS may also experience seasonality in demand for its services. Any of these actions or effects could hurt USWeb/CKS's business, results of operations and financial condition. Operating results may fall below the expectations of securities analysts and investors. In such event, the trading price of our Common Stock would likely fall and investors might sue the company, causing increased litigation expenses and, possibly, the payment of large damages or settlement fees.

Our Success Depends On Our Ability To Manage Our Growth.

  USWeb/CKS's rapid growth has placed a significant strain on our managerial, operational, financial and other resources. This strain is likely to continue. As of December 31, 1998, USWeb/CKS had over 1,960 employees. We believe that we will need to hire additional personnel to support our business. Our future success will depend, in part, upon our ability to manage our growth effectively. Managing growth will require that we continue to implement and improve our operational, administrative and financial and accounting systems and controls and to expand, train and manage our employee base.

We Face Risks Associated With Integrating Our Acquisitions.

  A key component of our growth strategy is the acquisition of Internet professional service firms, particularly in locations outside the United States. We also intend to pursue strategic acquisitions in the U.S. The successful implementation of this strategy depends on our ability to identify suitable acquisition candidates, acquire those companies on acceptable terms and integrate their operations successfully with those of USWeb/CKS. Acquisitions involve a number of risks, including:

  . adverse effects on operating results from increases in goodwill amortization, acquired in-process technology, stock compensation expense and increased compensation expense resulting from newly hired employees

  . the diversion of management attention from other aspects of the business

  . disputes with the sellers of one or more acquired entities

  . failure to retain key acquired personnel

  . client satisfaction or performance problems with an acquired entity

  . diminishing the value of the USWeb/CKS brands or reputation if an acquired company turns out to be a poor performer

  . the assumption of most or all of the liabilities of the acquired companies, some of which may be hidden, significant, or not reflected in the final acquisition price.

  Because we have completed over 40 acquisitions, we are currently facing all of these challenges. And since we are a relatively new company, our ability to meet these challenges has not been proven.

  If we choose to use cash for acquisitions in the future, it may need to obtain additional financing, and such financing may not be available on favorable terms, or at all. If, as planned, USWeb/CKS issues stock to complete future acquisitions, existing stockholders will experience further ownership dilution.

We Face Risks Associated With The USWeb-CKS Group Merger.

  USWeb Corporation merged with CKS Group in December 1998. The combined company will need to integrate:

  . management, technical, creative and other personnel

  . technical and creative service offerings

  . sales and marketing efforts

  . financial, accounting and other operational controls, procedures, information systems and policies

  The integration process will be further complicated by the need to integrate widely dispersed operations and distinct corporate cultures. Because this is the largest merger of which USWeb and CKS Group have been a part and we have no experience with a merger of this magnitude, stockholders should expect some difficulties. The integration process will require the dedication of management and other personnel and will distract their attention from the conduct of day-to-day business activities. In addition, the integration process will require the development of new service offerings and the pursuit of other business acquisition opportunities. These factors, in turn, could interrupt or cause a loss of momentum in the pre-merger activities of either or both companies or lead customers to defer, reduce or cancel purchase decisions or to select other vendors. Our business may also be disrupted by employee departures or reductions in employee productivity due to uncertainty during the integration process. The integration of USWeb and CKS Group will be made more difficult by the large number of other relatively small businesses recently acquired by the two companies, many of which the companies are still in the process of integrating.

  USWeb Corporation and CKS Group merged expecting to gain beneficial operating synergies. This expectation is based on a number of assumptions, including that customers want Internet professional services and marketing communications from a single vendor, that the two companies will be able to sell their services to one another's customers, that the combined business will be a more desirable partner for Fortune 500 accounts and that there will be cost saving opportunities. The merged company's success will also depend on the ability of its executive officers and senior management to operate effectively, both independently and as a group. Some members of management, including Robert Shaw as Chief Executive Officer, have recently joined or will have new roles in the merged company, which will add to the challenges of integration. If USWeb Corporation is unable to integrate with CKS Group or previously acquired companies well, we will be less successful and our stock price could decline. We may compete with other companies with similar growth strategies, and some of these competitors may be larger and have greater financial and other resources than USWeb/CKS. Competition for acquisition targets could result in increased prices for acquisition targets and a diminished pool of companies available for acquisition.

The Market In Which We Operate Is Highly Competitive And Has Relatively Low Barriers To Entry.

  The market for Internet professional services and integrated marketing communications is relatively new, intensely competitive, rapidly evolving and subject to rapid technological change. USWeb/CKS's competitors include:

  . large computer hardware, software and service vendors, such as IBM

  . established advertising and media agencies, such as Ogilvy & Mather

  . large information technology consulting service providers, such as Cambridge Technology Partners

  . telecommunications companies, such as AT&T

  . major Internet and online service providers, such as America Online

  . other Internet integrators and Web presence providers, such as UUNet

  Some of these competitors offer a full range of Internet professional services and integrated marketing communications and several others have announced their intention to do so. In addition, there are relatively low barriers to entry into USWeb/CKS's business (for example, no patent protection). We expect to face additional competition from new entrants into the market. Furthermore, many of our current and potential competitors have longer operating histories, longer relationships with clients and significantly greater financial, technical, marketing and public relations resources than we do.

We Need To Recruit And Retain Skilled Professionals, Who Are In Short Supply.

  USWeb/CKS's business of delivering professional services is labor intensive. Accordingly, USWeb/CKS's success depends in part on its ability to identify, hire, train and retain highly skilled consulting professionals. There is a shortage of these skilled people, which is likely to continue for some time, and competition to hire them is intense. USWeb/CKS's performance is also particularly dependent on the continued services and performance of its executive officers and other key employees. The loss of the services of any of its executive officers or other key employees could hurt USWeb/CKS.

As We Issue Additional Stock, All Other Stockholdings Will Be Diluted.

  USWeb/CKS has a large number of stock options and warrants outstanding to purchase USWeb/CKS's Common Stock. Many of these options and warrants were issued at a time when the stock price was lower than it is now and therefore have exercise prices significantly below the current market price. When and if these options and warrants are exercised, there will be further dilution to stockholders. We expect to continue our acquisition program during the coming year and to issue additional stock, options and warrants in the future to pay for other acquisitions. USWeb/CKS may also be required to issue additional shares, stock options and stock bonuses to the shareholders and employees of acquired companies at each of six and twelve months after acquisition. For these reasons, our acquisition program will result in further substantial ownership dilution to investors. This dilution is in addition to dilution that occurs from employee stock option and purchase programs and financing activities.

We Need To Maintain And Strengthen The USWeb/CKS Brands.

  USWeb/CKS believes that maintaining and strengthening our brands are important aspects of its efforts to attract clients and that the importance of brand recognition will increase due to the increasing number of companies entering the market for Internet professional services and integrated marketing communications. If we fail to promote and maintain its brands, or incurs excessive expenses in an attempt to promote and maintain its brands, our business, results of operations and financial condition will suffer and our stock price could decline.

We Rely Upon Key Strategic Relationships.

  USWeb/CKS has established a number of strategic relationships with leading hardware and software companies, some of which can be terminated on short notice by the parties. Maintenance of these strategic relationships is based primarily on an ongoing mutual business opportunity and a good overall working relationship rather than legal contracts. The loss of any one of these strategic relationships could deprive

USWeb/CKS of the opportunity to gain early access to leading-edge technology, market products cooperatively with the vendor, cross-sell additional services and gain enhanced access to vendor training and support.

Potential Clients May Not Widely Adopt Internet Solutions, And, If They Do, May Not Outsource Such Projects.

  The market for USWeb/CKS's services will depend upon the adoption of intranet, extranet, Web site and Internet solutions by customers. Some critical unresolved issues concerning the use of Internet solutions are security, reliability, cost, ease of deployment and administration and bandwidth of the Internet itself. These issues may affect the use of such technologies to solve business problems. Some entities would have to make significant changes in the way they do business to adapt to the Internet. Even if these issues are resolved, businesses might not elect to outsource the design, development and maintenance of their intranets, extranets and Web sites to Internet professional services firms such as USWeb/CKS.

The Market In Which We Compete Is Subject To Rapid Technological Change.

  Technology in the Internet industry changes very rapidly, and USWeb/CKS's products and services, as well as the skills of our employees, could become obsolete quickly. Our success will depend, in part, on our ability to improve our existing services, develop new services and solutions that address the increasingly sophisticated and varied needs of our current and prospective clients, and respond to technological advances, emerging industry standards and practices, and competitive service offerings.

We Face Risks Associated With Our International Operations.

  We have recently begun expanding operations into international markets. However, we have only limited experience in acquiring and managing international consulting offices and in marketing services to international clients. We expect to incur significant costs to do both. There are risks inherent in doing business on an international level that could hurt our business, such as:

  . unexpected changes in regulatory requirements which could raise the cost of doing business, or even prevent doing business, or restrict USWeb/CKS's ability to remove funds or its investments from a country

  . economic downturns more sudden and dramatic than those generally occurring in the U.S.

  . changes in currency exchange rates, which could dramatically increase the price of acquisitions where cash is used or significantly decrease the profitability of operations where payment is in local currency

  . difficulties in structuring acquisitions to make them similar to previous
    U.S. acquisitions

  . difficulties in staffing and managing foreign operations

  . difficulties in using equity incentives for employees, which USWeb/CKS relies on heavily but which are often less understood outside the U.S.

  . differences in business customs

  . longer payment cycles

  . problems in collecting accounts receivable

  . political instability and the risk of military conflict

We Could Lose Money On Projects Where We Set A Fixed Price.

  We currently bill for most of our projects on a "time and materials" basis. However, we intend to increase the percentage of our work that is billed at a fixed price and the percentage of revenues from these fixed-price engagements. If we fail to estimate accurately the resources and time required for a project, to meet client expectations about the services to be performed, or to complete projects within budget, we would have cost overruns and, in some cases, penalties, which could hurt our business.

We Have Limited Control Over The Operations Of Our Franchisees.

  USWeb/CKS has entered into franchise agreements with affiliates that manage a small number of its consulting offices. The operational autonomy granted to each affiliate through the franchise structure might inhibit our control over our market presence and the USWeb/CKS brand or enable the affiliate to compete with company-owned offices for client engagements. Further, despite implementation of contractual safeguards and insurance against such a possibility, a court may hold us responsible for some action or liability of an affiliate. One claim was made alleging, among other claims, breach of contract against a former affiliate, although that claim has been settled.

We Face Risks Associated With Our Intellectual Property.

  USWeb/CKS regards its copyrights, trademarks, trade secrets (including our methodologies, practices and tools), as important to our success. If others infringe or misappropriate USWeb/CKS' copyrights, trademarks or similar proprietary rights, our business could be hurt. In addition, although USWeb/CKS does not believe that we are infringing the intellectual property rights of others, other parties might assert infringement claims against USWeb/CKS. Such claims, even if not true, could result in significant legal and other costs and be a distraction to management. Protection of intellectual property in many foreign countries is weaker and less reliable than in the United States, so if USWeb/CKS' business expands into foreign countries, risks associated with intellectual property will increase.

We Depend On Key Accounts.

  CKS Group, a company that merged with USWeb Corporation in December 1998, was dependent on its five largest clients for a substantial portion of its revenues during its fiscal year ended November 30, 1997. If any of these major clients or any other client of USWeb/CKS that provides a substantial portion of overall revenue does not remain a significant customer, there could be an immediate adverse effect on the company's business. For instance, one of CKS Group's major clients, Barnett Bank, was acquired during the fourth quarter of 1997 and, as a result, substantially reduced its level of spending with CKS Group. This reduction in spending contributed to a significant decline in CKS Group's earnings during that quarter.

We Face Risks Associated With Year 2000 Compliance.

  Many currently installed computer systems and software products are coded to accept only two-digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, throughout 1999, computer systems and software used by many companies, including customers and potential customers of USWeb/CKS, may need to be upgraded to comply with such "Year 2000" requirements. Although USWeb/CKS believes that our principal internal systems are Year 2000 compliant, some systems are not yet certified, and failure to provide Year 2000 compliant business solutions to USWeb/CKS's customers could materially harm our business. Furthermore, we believe that the purchasing patterns of customers and potential customers may be affected by Year 2000 issues as companies expend significant resources to correct or patch their current software systems for Year 2000 compliance. These expenditures may reduce funds available to purchase USWeb/CKS products and services.

We Might Need Significant Additional Capital And Might Not Be Able To Obtain
It.

  USWeb/CKS's future liquidity and capital requirements will depend upon numerous factors. Some of these factors are:

  . the timing and amount of funds required for or generated by operations,

  . the success and duration of USWeb/CKS's acquisition program, and

  . unanticipated opportunities.

  USWeb/CKS may seek to raise additional funds through public or private financing, strategic relationships or other arrangements. Such additional funding may not be available on terms acceptable to USWeb/CKS, or at all. Furthermore, we may have to sell stock at prices lower than those paid by existing stockholders, which would result in dilution, or we may have to sell stock or bonds with rights superior to rights of holders of common stock. Any debt financing might involve restrictive covenants that would limit our operating flexibility. Strategic arrangements may require us to relinquish our rights to certain of our intellectual property. If adequate funds are not available on acceptable terms, USWeb/CKS may be unable to develop or enhance our services and products, take advantage of future opportunities, or respond to competitive pressures.

Changes In The Law Or In Government Regulation Could Hurt Our Business.

  Due to the increasing use of the Internet, a number of laws and regulations concerning the Internet will probably be adopted or changed at the local, state, national or international levels. Such laws are likely to cover issues such as user privacy, freedom of expression, pricing of products and services, taxation, advertising, intellectual property rights, information security or the convergence of traditional communications services with Internet communications. The adoption or change of any such laws or regulations may decrease use of the Internet, which could in turn decrease the demand for USWeb/CKS's services or increase the cost of doing business or in some other manner harm USWeb/CKS's business.

Our Stock Price Is Volatile.

  The market price of USWeb/CKS' Common Stock has been and is likely to continue to be volatile and could be subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products by USWeb/CKS or our competitors, changes in financial estimates by securities analysts, overall equity market conditions or other events or factors. Because our stock is more volatile than the market as a whole, our stock is likely to be disproportionately harmed by factors that significantly harm the market, such as economic turmoil and military or political conflict, even if those factors do not relate to our business. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been brought against that company. Such litigation could result in substantial costs and a diversion of management's attention and resources, which would hurt USWeb/CKS' business.

If We Do Not Perform To Our Clients' Expectations, We Face Potential Liability.

  Many of our consulting engagements involve projects that are critical to the operations of our clients' businesses. Any failure or inability to meet a client's expectations in the performance of our services could injure USWeb/CKS's business reputation or result in a claim for substantial damages. Many of our projects involve use of material that is confidential or proprietary client information. The successful assertion of one or more large claims against USWeb/CKS for failing to protect such confidential information or failing to complete a project properly and on time could adversely affect USWeb/CKS, even if the insurance we have were to reduce the immediate effect of the problem.

We Are Involved In Litigation.

  A lawsuit has been filed against CKS Group, a company that recently merged with USWeb, and certain of its officers and directors on behalf of stockholders of CKS Group. The lawsuit alleges violations of the Securities Exchange Act. USWeb/CKS, as successor to the liabilities of CKS Group, will be at risk financially in this lawsuit. USWeb/CKS believes that this lawsuit is without merit and intends to defend this action vigorously. However, if the lawsuit is successful and insurance either does not cover the claim or is insufficient in amount to cover amounts paid in connection with the claim, it could hurt the financial position of USWeb/CKS. USWeb/CKS is also likely from time to time to be the subject of lawsuits typically filed against companies of its size and in its industry.

Conflicts Of Interest Between Potential Clients May Reduce Our Business Opportunities.

  Conflicts of interest are inherent in certain segments of the marketing communications industry, particularly in advertising. CKS Group, a company that recently merged with USWeb Corporation in December 1998, has in the past, and USWeb/CKS likely will in the future, be unable to pursue potential advertising and other opportunities because it would mean offering similar services to direct competitors. In addition, USWeb/CKS risks alienating existing clients if it agrees to provide services to even indirect competitors of existing clients. Because such conflicts may jeopardize revenues generated from existing clients and preclude access to business prospects, such conflicts could cause the company's operating results to suffer.

Our Charter Documents Make It Difficult For Another Company To Acquire
USWeb/CKS.

  Our board of directors has the authority to issue up to 1,000,000 shares of Preferred Stock and to determine the various terms and rights of those shares without any further action by the stockholders. The rights of holders of our Common Stock are subject to the rights of the holders of any such Preferred Stock that may be issued. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of USWeb/CKS. We have no present plans to issue shares of Preferred Stock. Some provisions of USWeb/CKS's Amended and Restated Certificate of Incorporation and Bylaws and of Delaware law could delay or make difficult a merger, tender offer or proxy contest involving USWeb/CKS.

                           FORWARD-LOOKING STATEMENTS

  This Prospectus contains "forward-looking statements" as defined under securities laws. These statements can be identified by the use of terminology such as "believes," "expects," "anticipates," "plans," "may," "will," "projects," "continues," "estimates," "potential," "opportunity" and so on. These forward-looking statements may be found in the "Prospectus Summary," "Risk Factors," "Business," and other sections of this Prospectus. Our actual results or experience could differ significantly from the forward-looking statements. Factors that could cause or contribute to such differences include those discussed in "Risk Factors," as well as those discussed elsewhere in this Prospectus. You should carefully consider that information before you make an investment decision.

  We make no express or implied representation or warranty as to the attainability of the projected or estimated financial information referenced or set forth herein as to the accuracy or completeness of the assumptions from which such projected or estimated information is derived.

                                USE OF PROCEEDS

  This Prospectus relates to shares of Common Stock that USWeb/CKS may issue from time to time in connection with proposed acquisitions by USWeb/CKS or one or more of our subsidiaries. USWeb/CKS will not receive any proceeds from these offerings other than the value of the businesses or properties acquired by USWeb/CKS or one or more of our subsidiaries in the proposed acquisitions.

                                    BUSINESS


Overview

  USWeb Corporation, which is also known as and referred to as "USWeb/CKS," is a professional services firm with expertise in business strategy, marketing communications, and Internet technology solutions. Our clients are typically medium-sized and large companies. We have consulting offices throughout the United States and in several countries outside the United States. We provide a comprehensive range of Intranet, Extranet and Web site solutions and services, as well as marketing communications programs that use advanced technology and new media.

  By combining our expertise with industry-specific knowledge, we provide an integrated service offering to help clients build their business in innovative ways. Our services are focused on helping clients to:

  . Differentiate their products and services.

  . Improve business efficiency.

  . Enhance customer relationships.

  . Leverage human capital.

  Our Internet professional services include strategy consulting; analysis and design; technology development; implementation and integration; audience development and maintenance. Our marketing communications services include strategic corporate and product positioning, corporate identity and product branding, new media, collateral systems, environmental design, packaging, advertising, media placement, direct marketing, and consumer and trade promotions.

Industry Background

  Intranets, Extranets and Web sites (collectively, "Internet solutions") provide companies with a new set of tools for improving basic business processes such as communications, data transmission, marketing, transaction processing and customer service. An Intranet enables a company's employees to receive corporate information and training efficiently, communicate through e-mail, use the internal network's business applications, and access proprietary information and legacy databases. An Extranet can extend part or all of the functionality of a secure Intranet to selected business partners outside of the company, such as customers, suppliers or distributors. On the consumer side, Web sites support the full cycle of customer interaction with a brand. Web sites can present advertising and marketing materials in new and compelling fashions, display products and services in electronic catalogs, offer products and services for sale online, process transactions and fulfill orders, provide customers with rapid and accurate responses to their questions, and gather customer feedback efficiently.

  Businesses are rapidly adopting Internet solutions. Companies implementing Internet solutions often must rely on fundamentally new business approaches because these solutions utilize new technologies and allow companies to implement a broad scope of business process improvements. Businesses seeking to realize the benefits provided by Internet solutions face a formidable series of challenges presented by the need to link business strategy with new and rapidly changing technologies and continuously updated content. Before creating an Intranet, Extranet or Web site, a company must first conduct a thorough needs assessment to review its strategic business requirements and compare them to the capabilities of its existing processes and systems. Next, the company must design the solution and develop an implementation plan. The implementation, establishment and maintenance of the solution will require significant technical expertise in a number of areas, such as electronic commerce systems, security and privacy technologies, application and database programming, mainframe and legacy integration technologies and advanced user interface and multimedia production.

  Similarly, recent trends are changing the marketing communications requirements of businesses throughout the world. Businesses must be able to develop and execute marketing strategies rapidly, because shortening product life cycles reduce lead times for marketing campaigns. New media, including Internet-related services as well as CDROMs and interactive kiosks, have emerged as an integral component of marketing and communications strategy. These new media and the increasing complexity of sophisticated digital delivery, storage and multimedia enhancement tools and technologies enable companies to improve the effectiveness of communications, but pose additional challenges to businesses striving to link business strategy with rapidly changing technologies.

  To perform the multitude of Internet professional services and integrated marketing communications functions in-house, a company would have to make substantial commitments of time, money and technical personnel to keep current with rapidly evolving technologies, content presentation techniques and competitors' offerings. Professionals with the requisite strategic, technical and creative skills are often in short supply and many organizations are reluctant to expand their internal information systems or marketing departments for particular engagements at a time when they are attempting to minimize fixed costs to increase returns on investment. At the same time, external economic factors encourage organizations to focus on their core competencies and limit workforces in the information technology management and marketing areas. Accordingly, many businesses have chosen to outsource a significant portion of the design, development and maintenance of their Intranets, Extranets and Web sites and the development and implementation of their marketing strategies to independent professionals. These independent professionals can leverage accumulated strategic, technical and creative talent and track developments in a field characterized by extremely short technology, process and content lifecycles.

  Companies seeking to establish Internet solutions may turn to their traditional marketing or technology service providers for assistance. However, most of these providers have neither a proven track record of successful Internet solution deployment nor the full portfolio of strategy, technology, marketing and creative skills required to serve client needs effectively. A number of small Internet professional services firms have emerged to address the significant and rapidly growing market for Internet solutions. However, the small size and capital constraints of most of these firms restrict their ability to supply clients with the necessary depth and integration of strategic, technical and creative skills. Furthermore, many of these providers tend to develop expertise in a limited number of vertical markets because of the need to leverage the information and experiences gained from the relatively small number of Internet solution engagements they have completed.

  We believe that the rapidly increasing demand for Internet solutions and integrated marketing communications services, combined with the inability of most current providers to supply the full range and integration of strategic, technical and creative skills required by clients, has created a significant market opportunity for a scaled Internet professional services and integrated marketing communications services firm. In the currently fragmented and rapidly changing environment, an organization that could deliver the creative strengths of advertising and marketing firms, the strategic skills and technical capabilities of information technology consulting service providers, and the national reputation, economies of scale, multiple points of presence and information sharing capabilities of a large organization could capitalize on this opportunity to help companies build their businesses in innovative ways.

The USWeb/CKS Solution

  Our mission is to provide clients with the vision, expertise and resources required to help build their businesses using Internet solutions and integrated marketing communications. To capitalize on the opportunity presented by the rapid growth in demand for such services, we have built and are continuing to expand a professional services firm with offices across the United States and important markets worldwide. We are an integrated international firm, with local offices that can develop close client relationships and gain an in-depth understanding of client needs. Each office benefits from the resources of our overall organization. For example, individual offices may draw as needed upon the assistance of one or more additional offices with specialized creative or technical expertise. Each office also draws upon a centralized index of best demonstrated practice methodologies, a technology library of proprietary reusable software and content objects, a central project registry, and executive briefing programs for client decision makers.

  We believe that our operational model enables us to scale rapidly by leveraging our central resources as our operations expand. First, we believe that our aggregation and deployment of the accumulated experience and expertise of our network of offices provides clients with enhanced business solutions. Second, our ability to leverage central technology and operational resources enables us to scale efficiently, through the growth of existing consulting offices and the acquisition of new offices, which also provides significant numbers of additional skilled personnel. Finally, our brand development campaign, which reinforces the message that USWeb/CKS is a secure, reliable, high-quality choice for the provision of marketing communications and Internet professional services, increases our ability to access and influence key client decision makers.

Strategy

  Our objective is to become and remain the leading global Internet professional services and integrated marketing communications firm. Our strategy to achieve this objective includes the following elements:

Use Integration of Services as a Tool for Building Relationships.

  Our client relationships have typically begun with a single assignment that might encompass corporate identity or packaging, an electronic commerce system, or a World Wide Web site. Such single project relationships have allowed clients to try our services with minimal long-term risk. In many instances, we have been successful in expanding relationships beyond the single-project assignment to include additional projects in other disciplines. We intend to aggressively promote the benefits of our integrated services offering and leverage our integrated approach as a tool for building and enhancing client relationships.

Strengthen Position as a Leading Internet Professional Services Firm.

  We are continuing to strengthen our position as a leading Internet professional services firm in order to provide clients with superior Internet solutions. We intend to continue investing significantly in identifying, reviewing and integrating the latest Internet technologies and accumulating and deploying the best demonstrated practices for developing and implementing Internet solutions. Our investment in tools and technologies has been an important factor in recruiting and retaining talented employees who are attracted to our technology-driven culture. We are continuing to develop a library of partially pre-built Internet solutions that combine our methodologies, services and reusable software and content objects with third-party software. Our consulting offices intend to continue leveraging our nationwide presence, operational scale and professional marketing tools, which provide each consulting office with resources and credibility to convince client decision makers that we can provide successful Internet solutions to meet the most demanding business needs. We also intend to remain focused on delivering the Internet solution best suited to a client's needs.

Continue to Expand Geographic Presence.

  We are continuing to expand our geographic presence through acquisitions and internal growth. Acquisition efforts are focused on strategic and international opportunities. We believe that in the fragmented market for providing Internet solutions, rapidly building a critical mass of strategic, technical and creative talent through both internal growth and acquisitions will provide us with a substantial competitive advantage. As of December 31, 1998, USWeb/CKS had offices in major markets across the United States, as well as in Austria, Canada, France, Germany, Switzerland, and the United Kingdom.

Foster Creative Excellence.

  We strive to provide creative solutions in all areas of marketing communications to meet or exceed the highest standards of service within each individual discipline. We have received numerous honors and awards, including Addy Awards, Margaret Larsen Awards for Design, Murphy Awards, and Telly Awards, as well as a One Show Interactive Award and a Communication Arts Design Annual Award. In order to maintain high levels of creativity and quality, we place great importance on recruiting and retaining talented employees.

Develop Additional Strategic Relationships.

  We intend to continue developing strategic relationships because they enable us to enter new markets, gain early access to leading-edge technology, cooperatively market products and services with leading technology vendors, cross-sell additional services and gain enhanced access to vendor training and support. We have developed a number of strategic relationships with leading Internet hardware, software and content companies, including Intel, Microsoft, Hewlett-Packard, Pandesic LLC (the Internet company from Intel and SAP), Sun Microsystems and Reuters. Collectively these relationships provide for co-marketing programs, joint research and development on leading implementations of Internet solutions, technical education, client feedback channels and hardware and software distribution rights. We also maintain relationships with a number of venture capital firms for early access to leading-edge solutions.

Leverage Operational Economies of Scale.

  We provide certain operational and administrative services centrally, allowing the field offices to benefit from the economies of scale created by a large operation while enabling our consulting offices to focus on their core competency of providing superior client services. These centrally provided services include business development programs, operations management guides, client support assistance, carrier-grade site hosting, human resources programs, financial reporting and forecasting, performance appraisals and standardized methodologies.

Increase Outsourcing Service Offerings.

  We intend to expand the range of our service offerings related to managing our clients' information technology operations. We believe that growing adoption of the Internet and its related technologies, often by companies whose core expertise does not include information technology, and growing complexity of electronic infrastructures, will result in an increase in the outsourcing of such services. Through our "E-Services" division, we intend to offer comprehensive outsourced management of Internet-based, entry- and enterprise-level applications on a subscription basis. These services are intended to give corporate business professionals and resource-constrained IT organizations cost-effective, accelerated access to the latest technologies to enhance existing business systems while enabling them to focus on core competencies. We are leveraging our relationships with leading technology companies to offer our clients a variety of Internet application modules, which we will customize to the needs of each client. We further intend to maintain a data center where the client systems can be operated with high reliability and efficiency.

Capitalize on Market Opportunities in New Media.

  We strive to maintain our leadership position in the development and application of new media marketing communication services and products. We believe that the proliferation of the Internet and other new media will continue to provide us with substantial opportunities. These new media services and products enable companies to better focus their marketing messages and may ultimately facilitate one-on-one marketing to specific individuals. Towards this end, we seek to provide clients with integrated new media design and development services as well as support in implementing and maintaining key content delivery technologies.

Services

  We offer a comprehensive range of services to deliver marketing communications and Internet solutions designed to help clients build their businesses innovative ways. In each consulting engagement, the client can contract for the specific services it requires, depending on the nature of the engagement and the capabilities of the client's organization. We bill a majority of our engagements on a time and materials basis, although we also deliver solutions on a fixed-price basis and seek to increase the percentage of engagements provided on such a basis.

Internet Solution Development and Deployment.

  Our Internet solution development and deployment methodology consists of six phases:

  . Strategy Consulting. We work closely with the client to conduct a thorough study of its
   strategic market position, business requirements and existing systems and capabilities to determine the ways in which Internet solutions can most improve the client's business processes. We then deliver our recommendations, which define the strategic basis for a specific Internet solution that takes into account the client's budget, timeline and available resources.

  . Analysis and Design. Once the strategic groundwork has been established, we translate the client's strategic requirements into a system or process design architecture, a blueprint that defines the roles the system will perform to meet those requirements. By choosing us, our clients receive vendor-neutral solutions prepared by Internet-focused consultants. We research, test and evaluate virtually all major Internet technologies and tools to design system and process architectures that successfully meet client needs. Our objective is to design, build and deploy a solution that is logically planned, scales well over time, is sufficiently secure, and is easy to use, administer and manage.

  . Technology Development. In the development phase, we build a testable version of the client's solution based on the blueprint produced in the analysis and design phase. We design, code, integrate and test all necessary programs and components using a broad range of expertise, including object-based and relational database systems; electronic commerce systems; custom ActiveX, Java and C++ programming and host integration; implementation of third-party applications and security technologies; and integration of hardware, software and Internet access products. Our experienced and professional graphic designers also work to create a compelling user interface for the solution to enable it to attract and hold the attention of the client's target audience while conforming to the client's brand image and marketing campaigns. In performing these functions, our professionals benefit from access to an extensive library of reusable software and content objects.

  . Implementation and Integration. In the implementation phase, we test the solution created in the development phase and ready it to be deployed into a full production system. We deliver the system to the client, install it, convert and initialize all necessary data, perform acceptance testing and put the system into operation. We also integrate Intranet solutions with back-office legacy systems to ensure that each client's critical applications are secure and seamless. We maintain third-party vendor relationships that offer our clients secure, state-of-the-art, high-availability Intranet, Extranet and Web site hosting and integrated services for relational databases, workgroup collaboration, streaming audio and video, management and monitoring, e-mail and secure electronic commerce.

  . E-Services. To address the Application Service Provider (ASP) market, we have established an "E-Services" division, which intends to offer outsourced application solutions designed to maximize a company's return on IT investments. We are assembling a portfolio of offerings in four categories: e-commerce, communications and knowledge management, customer relationship management, and back office functions. We intend to combine best-of-breed packaged applications with customized application development to help IT organizations implement strategic Internet-based business solutions quickly and cost-effectively.

  . Audience Development. We can work with the client to develop a strategy for achieving its online marketing objectives by increasing Web site traffic, strengthening brand awareness and generating sales leads. We provide online media planning and purchasing services and advice regarding online public relations. We have also developed a proprietary audience creation methodology designed to optimize a Web site's search engine presence, increase site access through hyperlink recruitment and disseminate the client's key messages to Internet newsgroups, mailing lists and forums.

  . Maintenance. We can provide the client with ongoing support services for its Internet solutions, from content maintenance to site administration, for as long as the client wishes. Our technical staff can also assist clients on a case-by-case basis to resolve technical problems, provide assistance with the hosting environment, and deliver support for Internet solution software.

Marketing Communication Services.

  Depending on the scope of the assignment, our marketing communications services range from execution of a discrete marketing project, such as designing product packaging, to taking responsibility for the overall marketing message through multiple methods. Our marketing communications services, which can be executed around the development of both on-line and off-line programs, include the following:

  . Strategic Corporate and Product Positioning, Corporate Identity, and
    Product Branding. We work with the client to analyze the client's products or services and the market for those services, and to develop a unique selling proposition for either a company or product that differentiates it from the competition. We also work to develop a creative look and feel that establishes the appropriate corporate or brand personality.

  . Internet Design and New Media. We develop media and technology solutions to help clients deliver a consistent and effective marketing message through digital channels, including the World Wide Web, the Internet, proprietary online services, CD-ROMs, and interactive kiosks.

  . Advertising and Media Placement. We design cross-media advertising, including broadcast and/or print advertising, to generate awareness of a company, product, or service over an extended period of time. We provide strategic planning, negotiation and purchase of both traditional and new media.

  . Collateral Systems; Packaging. We develop and implement the design and content of collateral literature systems. We also provide creative design, development, and production of individual retail packages or integrated retail packaging systems.

  . Environmental Design. We provide creative design, development and management of virtual and physical images as well as information and entertainment environments, including the development of public exhibition spaces and retail store formats.

  . Promotions. We develop marketing programs, including marketing communications campaigns and merchandising materials, which are designed to generate demand among a specific target audience, to increase sales among consumers, or to provide information and incentives to specific industry trade groups in a limited time frame.

Consulting Office Development

  We have established and are continuing to expand our broad geographic presence, with consulting offices across the United States and in certain other countries. We promote internal growth through rigorous management of business fundamentals. We are also continuing to pursue a selective acquisition program, focused on strategic and international opportunities.

  For acquisitions, we have frequently used a standardized transaction structure that includes a purchase price adjustment feature to provide target company management with an incentive to improve and expand their organizations. We also generally grant stock options to all employees of a target company who continue their employment with USWeb/CKS to provide them with an incentive to contribute to the success of our overall organization. We have retained a team of professionals dedicated to identifying potential acquisition candidates and implementing our acquisition methodology. This team identifies those Internet professional services firms that meet our acquisition criteria, engages in a series of meetings and due diligence activities with each candidate to explore whether the candidate meets our criteria for growth potential and operating strategy, and completes the acquisition of a significant percentage of those candidates. We stress to each desired candidate the advantages of merging with us, including the depth and breadth of services required by many potential clients; the client recognition and acceptance of the USWeb/CKS brands; additional funding required to pursue large and profitable long-term client opportunities; and strategic partnerships with leading hardware, software and content vendors. Following the closing of each acquisition, we strive to rapidly integrate the new subsidiary into our operations by deploying a conversion team to integrate financial, marketing and operating procedures, providing access to USWeb/CKS Central, our secure Intranet, and delivering a thorough orientation to all employees.

  We regularly evaluate potential acquisition candidates, are currently holding preliminary discussions with a number of such candidates and from time to time are in active negotiations with a number of other candidates. If, after due diligence review and negotiation, such companies can be acquired on a basis considered fair to us and our stockholders, we may proceed with such acquisitions. We expect most of our future acquisitions to include the issuance of additional shares of our Common Stock.

  As of December 31, 1998, USWeb/CKS had acquired the following companies:

                                                                  Month of
Name                                Office Locations          Consolidation (1)
----                       ---------------------------------  -----------------
Schell/Mullaney (2)......  New York, NY                            Aug-96
Donovan & Green (2)......  New York, NY                            Jan-97
McKinney & Silver (2)....  Raleigh, NC                             Jan-97
Xcom Corporation.........  San Francisco, CA and San Diego,        Mar-97
                           CA
CKS Group Holding                                                  Mar-97
 (Deutschland) (2).......  Munich and Hamburg, Germany
Gormley & Partners (2)...  Greenwich, CN                           Mar-97
Cosmix Corporation.......  Seattle, WA                             Apr-97
Fetch Interactive, Inc...  Milwaukee, WI                           Apr-97
NewLink Corporation......  Los Angeles, CA                         Apr-97
NetWORKERS Corporation...  Santa Clara, CA                         May-97
InterNetOffice, LLC......  Atlanta, GA and Austin, TX              May-97
Infopreneurs Inc.........  Washington, D.C.                        Jun-97
Netphaz Corporation......  Phoenix, AZ                             Jun-97
SiteSpecific (2).........  New York, NY                            Jun-97
Electronic Images, Inc...  Pittsburgh, PA                          Jul-97
Multimedia Marketing &                                             Jul-97
 Design Inc..............  Chicago, IL
DreamMedia, Inc. (3).....  Hollywood, CA                           Aug-97
KandH, Inc. (3)..........  Hollywood, CA                           Aug-97
Internet Cybernautics,                                             Sep-97
 Inc.....................  Sausalito, CA
Synergetix Systems                                                 Sep-97
 Integration, Inc........  Long Island, NY
Online Marketing                                                   Sep-97
 Company.................  Detroit, MI
Zendatta, Inc............  San Mateo, CA                           Sep-97
USWeb--Apex, Inc.........  Houston, TX                             Nov-97
W3-design................  Culver City, CA                         Nov-97
Reach Networks, Inc......  New York, NY                            Nov-97
InnoMate Online Marketing                                          Feb-98
 GmbH....................  Dusseldorf, Germany
Utopia, Inc..............  Boston, MA                              Mar-98
Inter.logic.studios,                                               Mar-98
 inc.(4).................  Atlanta, GA
Quest Interactive Media,                                           Mar-98
 Inc (4).................  Memphis, TN
Ensemble Corporation.....  Dallas, TX                              Mar-98
Ikonic Interactive,        San Francisco, CA and New York,         Mar-98
 Inc.....................  NY
Xplora Limited...........  Windsor, United Kingdom                 Apr-98
Kallista, Inc............  Chicago, IL                             May-98
Nutley Systems, Inc.                                               May-98
 (nSET)..................  Seattle, WA
Advanced Video                                                     May-98
 Communications (AVC)....  Boston, MA
USWeb San Jose...........  San Jose, CA                            May-98
Gray Peak Technologies,                                            Jun-98
 Inc.....................  New York, NY
                           Boston, MA
                           Reston, VA
                           Iselin, NJ
                           Wanchoi, Hong Kong
Tucker Network                                                     Jul-98
 Technologies............  So. Norwalk, CT
Metrix Communications,                                             Aug-98
 Inc.....................  St. Paul, MN and Irvine, CA
Sysicom..................  Paris, France                           Dec-98
CKS Group, Inc...........  Cupertino, CA                           Dec-98

---------------------
(1) We consolidate the target entity's financial statements as of the date we establish effective control of the target entity, which date generally precedes the legal completion of the merger.
(2) Acquired by CKS Group prior to our acquisition of CKS Group in December
    1998.
(3) DreamMedia, Inc. and KandH, Inc. combined their operations into a single wholly owned subsidiary of USWeb upon the consummation of the acquisitions. W3-design has also combined its operations with these entities.
(4) Inter.logic.studios, inc. and Quest Interactive Media, Inc. combined their operations into a single wholly owned subsidiary of USWeb upon the consummation of the acquisitions.

  We believe that there are numerous potential acquisition candidates that satisfy our acquisition criteria. We are currently discussing on, a non-binding basis, the acquisitions of several companies. To penetrate foreign markets, we may use joint ventures as well as acquisitions, to capitalize on a foreign partner's local knowledge and reputation as well as the USWeb/CKS brands and central technical, marketing and administrative resources. Our acquisition strategy involves a number of risks and uncertainties, and we cannot be sure that we will be able to identify suitable acquisition candidates, acquire such companies on acceptable terms or integrate their operations successfully with ours. As we issue stock to complete future acquisitions, our existing stockholders experience ownership dilution. In addition, to the extent we choose to pay cash consideration for such acquisitions, we may be required to obtain additional financing. We cannot be sure that such financing will be available on favorable terms, if at all.

  In addition to our company-owned offices, as of December 31, 1998, we had four franchisees ("Affiliates") that collectively managed an aggregate of seven consulting offices. Each Affiliate agreement typically grants a nonexclusive right to the Affiliate to maintain an office and advertise in a designated metropolitan area or territory. The Affiliate agreements, which have terms ranging from five to ten years, also include a nonexclusive license to use our intellectual property and proprietary information, including the USWeb/CKS brands and our Internet solution development methodology. In exchange for these rights, most Affiliates paid us an initial fee and all Affiliates make monthly royalty payments to us. Monthly royalties are equal to the greater of (i) a minimum monthly payment or (ii) the aggregate of a five percent royalty and a two percent marketing promotion payment, each based on the Affiliate's adjusted gross revenues. For the year ended December 31, 1998, fees from Affiliates represented less than 1% of our total revenues.

  Revenues recognized by Affiliates are subject to royalty payments to us. Such royalty payments are included in "Other revenue" in our consolidated results of operations. Revenues and related expenses recognized by the company-owned offices are consolidated and included in "Service revenue" and appropriate expense categories in our consolidated results of operations.

Clients

  We market our services primarily to medium-sized and large companies, which we define as those with over 500 employees or $50 million in annual revenues. Such companies have several desirable characteristics as potential clients: a need for Internet solutions ranging from basic Web sites to complex and highly functional Intranets, substantial budgets devoted to information technology expenditures, and a relatively high willingness to adopt Internet-based strategies and solutions. We tailor our professional services to meet the specific needs of these clients. No individual customer accounted for more than 10% of our total revenues for the year ended December 31, 1998.

  For Internet solutions, clients typically begin by establishing a basic Web site and then implement increasingly powerful business solutions, which can include business-critical, fully integrated Intranets or Extranets costing several million dollars. Our strategy is to provide clients with services at all stages of their adoption of Internet solutions. We target clients whose Internet technology and marketing communications consulting needs will result in projects which will generate $250,000 to $5,000,000 in revenues.

Knowledge Management

  In order to provide clients with more effective services and solutions, we aggregate and redeploy the best methodologies, technologies and creative work delivered by our consulting offices. We believe that our knowledge management system provides our consulting offices with a competitive advantage by giving them efficient, real-time access to these assets, allowing them to leverage the capabilities of our entire operation in their efforts on behalf of each client. This centrally managed resource is made available to the consulting offices through USWeb/CKS Central, our secure Intranet.

  Within USWeb/CKS Central, we have constructed a project registry database in which each client engagement is summarized and registered, enabling each consulting office to rapidly find which offices have performed certain types of work. This project registry is used to facilitate the real-time distribution of engagement activity to those consulting offices best equipped to serve the client.

  We have also established an executive briefing program that enables our consulting offices to provide their key clients with executive seminars, solution demonstrations and discussions with our senior executives. These sessions provide key client decision makers with first-hand experience on the ways Internet solutions can significantly improve business processes.

  In each area where methodologies, technologies and content are aggregated, we have implemented policies to ensure that confidential or proprietary client information and assets are accessible only by properly authorized personnel and not disclosed to unauthorized parties.

Marketing

  Our marketing efforts are dedicated to demonstrating the benefits of Internet solutions, and the proven effectiveness of our organization in providing such solutions, to key decision makers in client organizations. We believe that a strong USWeb/CKS brand provides our consulting offices with a competitive advantage over those Internet professional services firms whose brands may not be as well known or may not convey the same focused message of competence, security and results. Our marketing programs are also highly scalable because most advertising campaigns and marketing tools are developed by our corporate marketing group and can be delivered to all of the consulting offices without requiring significant additional expenses.

  Our marketing program includes the following initiatives:

  Enhance USWeb/CKS Brands. The continued strengthening of the USWeb/CKS brands is crucial to the achievement of our objective of becoming the most recognized provider of Internet professional services to medium-sized and large business clients. Our brand development programs are designed to reinforce the message that we are a national company with a local presence that can provide a complete range of services to build and deploy business solutions and that we have a proven track record of doing so. We are continuing to build and differentiate our brands through the use of publicity campaigns that include Internet, print and radio advertising; national seminars and executive briefings; Internet broadcasts; extensive marketing tools and educational "white papers"; and co-marketing programs with strategic partners.

  Generate Client Leads. Our marketing campaigns are intended to generate client leads for our consulting offices in several ways. In addition, we have established a national account program to help manage the accounts of clients with multiple locations and direct service fulfillment to the consulting office best situated by geography and specialty to meet the client's needs.

  Develop Marketing and Sales Tools for Consulting Offices. We have developed a toolkit of marketing and sales materials to be used by consulting offices in their business generation efforts. These materials include brochures, reprints of articles, fact sheets, white papers, summary "success stories," PR handbooks, business development guides and client presentation templates and technologies. These materials are designed to increase the effectiveness of the sales and marketing efforts of our consulting offices by providing them with centralized expert advice and consistent, professional marketing tools.

Strategic Relationships

  We have entered into, and intend to continue entering into, strategic relationships with a limited number of leading Internet hardware, software and content companies. We believe that these relationships, which typically are non-exclusive, enable us to deliver clients more effective solutions with greater efficiency because the strategic relationships provide us with the opportunity to gain early access to leading-edge technology, cooperatively market products and services with leading technology vendors, cross-sell additional services and gain enhanced access to vendor training and support. We also believe that these relationships are important because they leverage the strong brand and technology positions of these market leaders.

  We have strategic relationships with Intel, Microsoft, Hewlett-Packard, Pandesic, Sun

Microsystems and Reuters. Our contractual agreements with these parties do not cover the entire scope of the strategic relationship and are typically terminable at will by either party. In the event that any strategic relationship is discontinued, either in connection with termination of an agreement or otherwise, our business, results of operations and financial condition may be materially adversely affected.

  In early 1998, we assisted in the formation of HyCurve, Inc., formerly USWeb Learning, Inc., a separate company with the mission to become the leading provider of education and certification services relating to Internet technologies to address the shortage of technology professionals. HyCurve, Inc. licensed the USWeb brands from us and we contributed certain training materials. In April 1998, we made a minority equity investment in HyCurve, Inc. and added management experience through board representation.

Operations

  Our organization includes offices throughout the United States and in several countries outside the United States. Each consulting office is responsible for providing professional services to its clients, either alone or in conjunction with one or more other offices. Client sales, engagement pricing, and staffing decisions for each office are generally made by the managers of the office, although our executive officers take an active role in directing the activities of all consulting offices.

  Our headquarters, in the San Francisco Bay Area, provides consulting offices with operational support in financial management and reporting, human resources, office administration, and management performance improvement tools. Our headquarters manages our marketing campaigns, the strategic relationships with partner companies, and the acquisition program. Finally, our headquarters maintains USWeb/CKS Central, our Intranet and the company's primary channel for enterprise-wide interaction and communication. We developed and maintain USWeb/CKS Central in-house. USWeb/CKS Central provides consulting offices with rapid, secure and efficient online access to each other and to all of our centrally managed resources, such as the project registry, sales and marketing tools, vendor information and operational assistance. We believe that USWeb/CKS Central is both scalable and critical to our strategy of strengthening our position as a leading Internet professional services firm because USWeb/CKS Central is the primary mechanism by which we are able to aggregate and redeploy the best strategic, technical and creative work developed by the consulting offices.

Competition

  The market for Internet professional services is relatively new, intensely competitive, rapidly evolving and subject to rapid technological change. We expect competition to persist, intensify and increase in the future. Our competitors can be divided into several groups: computer hardware and service vendors such as IBM, Compaq and Hewlett-Packard; advertising and media agencies such as Foote, Cone & Belding and Ogilvy & Mather; Internet integrators and Web presence providers such as iXL, Organic Online, Modem Media, Poppe Tyson and Proxicom; large information technology consulting service providers such as Andersen Consulting, Cambridge Technology Partners and EDS; telecommunications companies such as AT&T and MCI; Internet and online service providers such as America Online, ICG Netcom and UUNet; and software vendors such as Lotus, Microsoft, Novell and Oracle. Although only a few of these competitors have to date offered a full range of Internet professional services, several have announced their intention to offer comprehensive Internet technology solutions.

  In the market for integrated marketing communications, our competitors include national and regional advertising agencies as well as specialized and integrated marketing communication firms. With respect to new media, many national advertising agencies have internally developed or acquired new media capabilities. In addition, there are a growing number of new competitors that either provide integrated or specialized services (e.g., corporate identity and packaging, advertising services or World Wide Web site design) or are technologically proficient, especially in the new media arena.

  We believe that the principal competitive factors in our market are strategic expertise, technical knowledge and creative skills, brand recognition, reliability of the delivered solution, client service and price. Most of our current and potential competitors have longer operating histories, larger installed client bases, longer relationships with clients and significantly greater financial, technical, marketing and public relations resources than we have and could decide at any time to increase their resource commitments to our market. In addition, the market for Internet solutions is relatively new and subject to continuing definition, and, as a result, the core business of certain of our competitors may better position them to compete in this market as it matures. Competition of the type described above could materially adversely affect our business, results of operations and financial condition.

  There are relatively low barriers to entry into our business. For example, we have no significant proprietary technology that would preclude or inhibit competitors from entering the Internet professional services or integrated marketing communications services market. We expect to face additional competition from new entrants into the market in the future. Existing or future competitors could develop or offer services that provide significant performance, price, creative or other advantages over those offered by us. Moreover, in pursuing acquisition opportunities we may compete with other companies with similar growth strategies, certain of which competitors may be larger and have greater financial and other resources than we have. Competition for these acquisition targets likely could also result in increased prices of acquisition targets and a diminished pool of companies available for acquisition.

Employees

  As of December 31, 1998 we had 1,960 employees, of which 140 were located in our corporate facilities in Cupertino, San Francisco, and Santa Clara, California, and 1,820 were located in consulting offices. The combined headquarters employees included 26 in sales and marketing and 104 in finance and administration. None of our employees is represented by a labor union. We have experienced no work stoppages and believe our relationship with our employees is good. Competition for qualified personnel in the industry in which we compete is intense. We believe that our future success will depend in part on our continued ability to attract, hire or acquire and retain qualified employees.

Executive Officers of the Company

  The executive officers of the Company, and their ages as of December 31, 1998, are as follows.

 Name            Age Position
 ----            --- --------
 Mark Kvamme....  38 Chairman of the Board
 Robert Shaw....  50 Chief Executive Officer
 Tobin Corey....  38 President
 Carolyn Aver...  39 Executive Vice President, Chief Financial Officer,
                     Secretary
 Sheldon Laube..  48 Executive Vice President and Chief Technology Officer

  Mr. Mark Kvamme became Chairman of the Board and a director of USWeb/CKS upon consummation of the USWeb-CKS merger in December 1998. In 1989, Mr. Kvamme became a Partner in CKS Group and from 1991 until December 1998 served as the Chairman of its Board of Directors and Chief Executive Officer. Prior to joining CKS Group, Mr. Kvamme held management and marketing positions at Wyse Technology, a terminal and personal computer manufacturer, International Solutions, Inc., a computer products distributor, and Apple Computer, a personal computer manufacturer.

  Mr. Robert W. Shaw joined USWeb in November 1998 as Chief Executive Officer and a director. Prior to joining USWeb, Mr. Shaw served as Executive Vice President of Worldwide Consulting Services and Vertical Markets of Oracle Corporation since February 1997, and Senior Vice President of Worldwide Applications and Services of Oracle Corporation from August 1995 to January 1997. From June 1992 to July 1995, Mr. Shaw served as Senior Vice President of Global Services of Oracle Corporation. Prior to joining Oracle Corporation, Mr. Shaw served as a Vice President of the West Coast Information Systems group of Booz-Allen & Hamilton from June 1989 to June 1992.

  Mr. Tobin Corey co-founded the Company in December 1995 and has served as its President since June 1996 and as a Director since April 1998. Prior to June 1996, Mr. Corey served as its Executive Vice President, Marketing. From 1994 to December 1995, Mr. Corey served as Vice President of Marketing for the NetWare Products Division of Novell. From 1991 through 1994, Mr. Corey served as Director of Marketing for the Desktop Division of Novell.

  Ms. Carolyn Aver joined the Company in May 1998 as the Company's Executive Vice President, Chief Financial Officer and Secretary. From May 1997 to May 1998, Ms. Aver was Vice President and Chief Financial Officer of BackWeb Technologies, an Internet technology company. Prior to joining BackWeb Technologies, Ms. Aver served as Vice President and Chief Financial Officer of ParcPlace-Digitalk from March 1993 to May 1997. Ms. Aver was also employed by AutoDesk, Inc. from October 1984 to March 1993 where she served in various capacities including Controller, Chief Financial Officer and Vice President, Finance.

  Mr. Sheldon Laube co-founded the Company and has served as its Executive Vice President and Chief Technology Officer since January 1996. From July 1995 through January 1996, Mr. Laube served as Chief Technology Officer for Novell. Prior to joining Novell, Mr. Laube was employed by Price Waterhouse LLP as a partner and served as Director of Information and Technology from 1986 to May 1995.

Properties

  Our principal headquarters facility occupies approximately 27,100 square feet under lease in Santa Clara, California. We have recently entered into a lease for a 75,000 square foot building in San Francisco, a portion of which we intend to use for our core executive staff beginning in mid-1999. All company-owned offices also lease their facilities. We believe our facilities currently under lease, together with space available for lease, are adequate to meet our current needs. No facilities have been identified for acquisition in connection with potential acquisition candidates, and we do not anticipate acquiring property or buildings in the foreseeable future.

Legal Proceedings

  On November 5, 1998, a putative class action lawsuit captioned Wilson v. CKS Group, Inc., et al, was filed in the United States District Court for the Northern District of California against CKS Group and three of its former officers and directors. The complaint alleges that during the period March 20, 1997 to November 7, 1997 (the "Class Period"), the defendants violated the Securities Exchange Act and the SEC rules and regulations thereunder by issuing false and misleading statements about CKS Group's operations, revenues and earnings which allegedly inflated CKS Group's reported revenues, earnings and stock price. The complaint further alleges that those who purchased CKS Group's stock did so at artificially inflated prices. The plaintiff seeks to recover damages in an unspecified amount (together with interest and attorneys' fees) on behalf of all purchasers of CKS Group Common Stock during the Class Period. Discovery in the case has not yet begun. USWeb/CKS believes that this lawsuit is without merit and intends to defend this action vigorously. We do not believe that the outcome of the stockholder class action described above is likely to be material to us.

  On September 15, 1998, U S WEST filed a complaint against USWeb/CKS and one of its licensees in the United States District Court for the District of Nebraska, alleging claims under federal and state law for trademark infringement, trademark dilution, and unfair competition (the "Nebraska Action"). U S West filed an Amended Complaint on October 5, 1998. U S West seeks to enjoin all use by the Company of "USWeb." On March 4, 1999, the Company filed a motion to dismiss U S West's Amended Complaint. On March 3, 1999, the Company filed a complaint against U S West in the United States District Court for the Northern District of California, seeking a declaration that the Company's use of "USWeb" does not infringe upon, dilute, or otherwise violate any valid rights of U S West (the "California Action"). Discovery has not yet begun in the Nebraska Action or the California Action. USWeb/CKS believes that the Nebraska Action is without merit and intends to defend this action vigorously.

  As is typical for companies in our business and of our size, we are from time to time the subject of lawsuits. In addition to the lawsuits described above, a number of legal proceedings are presently pending. Certain of such proceedings may be covered under insurance policies or indemnification agreements. Based upon information presently available, we believe that the final outcome of pending proceedings should not materially harm our business, financial condition or results of operations. However, due to the inherent uncertainties of litigation, there is a risk that the outcome of pending or any future litigation could materially harm our business, financial condition or results of operations.

                              PLAN OF DISTRIBUTION

  USWeb/CKS will issue the Common Stock from time to time in connection with acquisitions by USWeb/CKS of other businesses, assets or securities. It is expected that the terms of the acquisitions involving the issuance of securities covered by this Prospectus will be determined by negotiations with the owners or controlling persons of the businesses, assets or securities to be acquired by USWeb/CKS. USWeb/CKS will pay all the expenses of preparing and distributing this Prospectus. USWeb/CKS does not plan to pay any underwriting discounts or commissions in connection with acquisitions. We regularly pay a financial advisor's or finder's fee in acquisition transactions.

                             RESTRICTIONS ON RESALE

  The Common Stock offered hereby is registered under the Securities Act, but this registration does not cover resale or distribution by the person who receives Common Stock issued by USWeb/CKS in its acquisitions. Affiliates of entities acquired by USWeb/CKS who do not become affiliates of USWeb/CKS may not resell Common Stock registered under the Registration Statement to which this Prospectus relates except pursuant to an effective registration statement under the Securities Act covering such shares, or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Generally, Rule 145 permits such affiliates to sell such shares immediately following the acquisition in compliance with certain volume limitations and manner of sale requirements. Under Rule 145, sales by such affiliates during any three-month period cannot exceed the greater of (i) 1% of the shares of Common Stock of USWeb/CKS outstanding and (ii) the average weekly reported volume of trading of such shares of Common Stock on all national securities exchanges during the four calendar weeks preceding the proposed sale. These restrictions will cease to apply under most other circumstances if the affiliate has held the Common Stock for at least two years, provided that the person or entity is not then an affiliate of USWeb/CKS. Individuals who are not affiliates of the entity being acquired and do not become affiliates of USWeb/CKS will not be subject to resale restrictions under Rule 145 and, unless otherwise contractually restricted, may resell Common Stock immediately following the acquisition without an effective registration statement under the Securities Act. The ability of affiliates to resell shares of the Common Stock under Rule 145 will be subject to USWeb/CKS having satisfied its reporting requirements under the Securities Exchange Act of 1934, as amended, for specified periods prior to the time of sale.

                                 LEGAL MATTERS

  Certain legal matters with respect to the validity of the issuance of the shares of Common Stock offered hereby will be passed upon for USWeb/CKS by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

                                    EXPERTS

  The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of USWeb Corporation for the year ended December 31, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                               USWEB CORPORATION

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
Overview..................................................................  F-2
Unaudited pro forma combined statement of operations--year ended December
 31, 1998.................................................................  F-3
Notes to unaudited pro forma combined financial information...............  F-4
INTER.LOGIC.STUDIOS, INC.
Report of Independent Accountants.........................................  F-6
Balance Sheet.............................................................  F-7
Statement of Operations...................................................  F-8
Statement of Shareholders' Equity.........................................  F-9
Statement of Cash Flows................................................... F-10
Notes to Financial Statements............................................. F-11
QUEST INTERACTIVE MEDIA, INC.
Report of Independent Accountants......................................... F-14
Balance Sheet............................................................. F-15
Statement of Operations................................................... F-16
Statement of Shareholders' Deficit........................................ F-17
Statement of Cash Flows................................................... F-18
Notes to Financial Statements............................................. F-19
ENSEMBLE CORPORATION
Report of Independent Accountants......................................... F-22
Balance Sheet............................................................. F-23
Statement of Operations................................................... F-24
Statement of Shareholders' Equity......................................... F-25
Statement of Cash Flows................................................... F-26
Notes to Financial Statements............................................. F-27
IKONIC INTERACTIVE, INC.
Report of Independent Accountants......................................... F-32
Balance Sheet............................................................. F-33
Statement of Operations................................................... F-34
Statement of Shareholders' Deficit........................................ F-35
Statement of Cash Flows................................................... F-36
Notes to Financial Statements............................................. F-37
USWEB SAN JOSE
Report of Independent Accountants......................................... F-42
Balance Sheet............................................................. F-43
Statement of Operations................................................... F-44
Statement of Shareholder's Equity (Deficit)............................... F-45
Statement of Cash Flows................................................... F-46
Notes to Financial Statements............................................. F-47
GRAY PEAK TECHNOLOGIES, INC.
Report of Independent Accountants......................................... F-50
Balance Sheet............................................................. F-51
Statement of Operations................................................... F-52
Statement of Changes in Stockholders' Equity (Deficit).................... F-53
Statement of Cash Flows................................................... F-54
Notes to Financial Statements............................................. F-55

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

  On December 17, 1998, USWeb Corporation ("USWeb") merged with CKS Group, Inc. ("CKS Group") in a transaction accounted for as a pooling of interests. Accordingly, the historical financial statements of the Company have been restated to combine the historical consolidated financial statements of USWeb and CKS Group for all periods presented. The combined company is referred to as "the Company" or "USWeb/CKS." Under terms of the agreement, all issued and outstanding shares of CKS Group were exchanged for shares of USWeb Common Stock on a ratio whereby each share of CKS Group Common Stock was exchanged for 1.5 shares of USWeb Common Stock.

  During the period from February 1, 1998 to December 31, 1998, USWeb/CKS completed the acquisitions of fifteen Internet consulting services firms in various transactions accounted for as purchases. Collectively, the companies acquired through December 31, 1998, are referred to herein as the "Acquired Entities." The aggregate purchase price of the Acquired Entities was approximately $223 million.

  The acquisition prices of the Acquired Entities were allocated, on an entity-by-entity basis, to the assets acquired, including tangible and intangible assets and liabilities assumed based upon the fair values of such assets and liabilities on the dates of the acquisitions. Approximately $4.8 million of the aggregate purchase was allocated to identified net tangible assets consisting primarily of cash, accounts receivable, property and equipment, and accounts payable. The historical carrying amounts of such assets approximated their fair values on the dates of acquisition. Approximately $25.5 million of the acquisition price was allocated to in-process technology. Because such in-process technology had not reached the stage of technological feasibility at the acquisition dates and had no alternative future use, these amounts were immediately charged to operations. Approximately $9.5 million of the aggregate purchase price was allocated to existing technology and is being amortized over the estimated useful life of six to twelve months. Approximately $183.2 million of the purchase price was allocated to goodwill, primarily workforce in place, and is being amortized over its estimated useful life of twelve to forty-two months.

  The accompanying unaudited pro forma combined statement of operations presents the results of operations of USWeb/CKS for the year ended December 31, 1998, combined with the statements of operations of the Acquired Entities as if such entities had been acquired on January 1, 1998.

  The operating results of USWeb/CKS for any period are not necessarily indicative of the results for any subsequent period.

                               USWEB CORPORATION

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                       Year Ended December 31, 1998
                    (In thousands, except per share amounts)

                                                 (A)
                                               Acquired                 Pro Forma
                                   Historical  Entities  Adjustments    Combined
                                   ----------  --------  -----------    ---------
Revenues.......................... $ 228,600   $17,878    $    --       $ 246,478
                                   ---------   -------    --------      ---------
Cost of revenues:
 Services.........................   146,251    12,387         --         158,638
 Provision for loss on contract...     9,994       --          --           9,994
 Stock compensation...............    13,037       --       15,744 (B)     28,781
                                   ---------   -------    --------      ---------
   Total cost of revenues.........   169,282    12,387      15,744        197,413
                                   ---------   -------    --------      ---------
Gross profit......................    59,318     5,491     (15,744)        49,065
                                   ---------   -------    --------      ---------
Operating expenses:
 Marketing, sales and support.....    27,761     4,069         --          31,830
 General and administrative.......    44,694     3,536         --          48,230
 Acquired in-process technology...    25,508       --      (25,508)           --
 Stock compensation...............    31,760       --       35,227 (B)     66,987
 Amortization of intangible
  assets..........................    74,538       --       50,779 (B)    125,317
 Merger and integration costs.....    28,822       --          --          28,822
 Impairment of goodwill...........    11,079       --          --          11,079
                                   ---------   -------    --------      ---------
   Total operating expenses.......   244,162     7,605      60,498        312,265
                                   ---------   -------    --------      ---------
Loss from operations..............  (184,844)   (2,114)    (76,242)      (263,200)
Interest income, net..............     4,302       --          --           4,302
                                   ---------   -------    --------      ---------
Loss before income taxes..........  (180,542)   (2,114)    (76,242)      (258,898)
Provision for income taxes........     7,739       --          --           7,739
                                   ---------   -------    --------      ---------
Net loss.......................... $(188,281)  $(2,114)   $(76,242)     $(266,637)
                                   =========   =======    ========      =========
Net loss per share:
 Basic............................ $   (3.07)                           $   (4.35)
                                   =========                            =========
 Diluted.......................... $   (3.07)                           $   (4.35)
                                   =========                            =========
Weighted average shares:
 Basic............................    61,329                               61,329
                                   =========                            =========
 Diluted..........................    61,329                               61,329
                                   =========                            =========

       See accompanying notes to Pro Forma Combined Financial Information

                               USWEB CORPORATION

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1--Periods Presented

   The accompanying unaudited pro forma combined statement of operations information gives effect to the acquisition by USWeb/CKS of fifteen Internet consulting business, acquired between February 1, 1998 and December 31, 1998, as if such acquisitions occurred on January 1, 1998.

Note 2. --The following adjustments were applied to the historical financial statements of USWeb/ CKS and the Acquired Entities to arrive at the unaudited pro forma combined financial information.

  (A) To include items of income and expense related to the Acquired Entities for the respective periods in 1998 prior to the acquisition by USWeb/CKS.

  (B) To adjust the amortization expense associated with intangible assets, to record stock compensation, and to record the charges for acquired in-process technology to reflected such amounts in the pro forma combined statement of operations as if the acquisitions of the Acquired Entities had occurred on January 1, 1998.

  Acquired in-process technology represents the fair value of in-process technology at the date of the respective acquisitions that had not reached the stage of technological feasibility and had no alternative future use. Accordingly, such amounts were written off on the date of acquisition which, for the purposes of the unaudited pro forma financial statements, has been assumed to be January 1, 1998.

  Amortization of intangible assets includes amortization of acquired technology, and goodwill (primarily workforce in place) over their respective lives as if each acquisition had occurred on January 1, 1998. Acquired technology is amortized over its estimated useful life of six to twelve months. Goodwill, primarily workforce in place, is amortized over its estimated useful lives of twelve to forty-two months.

  Stock compensation represents the vested portion of stock bonuses to be paid to certain employees of the acquired companies. Such bonuses vest over a thirty-six month period. Stock compensation represents the vested portion of such bonuses as if each of the companies had been acquired on January 1, 1998. Stock compensation is allocated between costs of revenues and operating expenses based upon the related classification of the employees entitled to receive such bonuses.

  (C) The following table combines, for the year ended December 31, 1998 the historical results of operations of USWeb/CKS with the historical results of operations of the Acquired entities for the period prior to their acquisition date.

  The total of these combined amounts ("Total pro forma before adjustments") is adjusted in the unaudited pro forma combined statement of operations to eliminate the portion of revenues, cost of revenues, and operating expenses included in such total for the periods subsequent to the Acquired Entities' acquisition date through the end of the respective periods presented. The resulting amounts presented in the unaudited pro forma combined statement of operations reflect the results of operations of USWeb/CKS and the results of operations of the Acquired Entities as if each acquisition had occurred on January 1, 1998, or the date of inception, if later.

                               USWEB CORPORATION

       UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS INFORMATION

                       Year Ended December 31, 1998

                                (In thousands)

                                       Cost of Revenues
                              -----------------------------------
                                       Provision
                                       for Loss   Stock
                                          on     Compen-           Gross
                     Revenues Services Contract  sation   Total   Profit
                     -------- -------- --------- ------- -------- -------
USWeb Historical.    $228,600 $146,251  $9,994   $13,037 $169,282 $59,318
                     -------- --------  ------   ------- -------- -------
Acquired Entities:
Inter.logic.studios
inc.............          614      305     --        --       305     309
Quest Interactive
Media, Inc. ....          257      133     --        --       133     124
Ensemble Corp...        1,983    1,215     --        --     1,215     768
Ikonic Interactive,
Inc.............        2,242    1,160     --        --     1,160   1,082
USWeb San Jose..          333      304     --        --       304      29
Gray Peak
Technologies,
Inc. ...........        3,564    3,939     --        --     3,939    (375)
Utopia, Inc.....          254       41     --        --        41     213
Xplora Ltd......          982      499     --        --       499     483
Kallista, Inc...          598      281     --        --       281     317
Tucker Network
Technologies,
Inc.............        3,159    1,948     --        --     1,948   1,211
Metrix
Communications,
Inc.............        2,864    1,773     --        --     1,773   1,091
Other entities..        1,028      789     --        --       789     239
                     -------- --------  ------   ------- -------- -------
Subtotal
Acquired
Entities........       17,878   12,387     --        --    12,387   5,491
                     -------- --------  ------   ------- -------- -------
Pro forma
amounts before
adjustments.....     $246,478 $158,638  $9,994   $13,037 $182,119 $64,809
                     ======== ========  ======   ======= ======== =======
                                                   Operating Expenses
                     ------------------------------------------------------------------------------
                                General   Acquired          Amortiza-                                 Income
                     Marketing,   and    In-process  Stock   tion of                                  (Loss)
                     Sales and  Admini-   Techno-   Compen- Intangible Merger  Impairment              from
                      Support   strative    logy    sation    Assets    Costs  of Goodwill  Total   Operations
                     ---------- -------- ---------- ------- ---------- ------- ----------- -------- -----------
USWeb Historical.     $27,761   $44,694   $25,508   $31,760  $74,538   $28,822   $11,079   $244,162 $(184,844)
                     ---------- -------- ---------- ------- ---------- ------- ----------- -------- -----------
Acquired Entities:
Inter.logic.studios
inc.............           71        71       --        --       --        --        --         142       167
Quest Interactive
Media, Inc. ....           92        92       --        --       --        --        --         184       (60)
Ensemble Corp...          154       304       --        --       --        --        --         458       310
Ikonic Interactive,
Inc.............          437       473       --        --       --        --        --         910       172
USWeb San Jose..           58        65       --        --       --        --        --         123       (94)
Gray Peak
Technologies,
Inc. ...........        1,756       926       --        --       --        --        --       2,682    (3,057)
Utopia, Inc.....          650       434       --        --       --        --        --       1,084      (871)
Xplora Ltd......          142       217       --        --       --        --        --         359       124
Kallista, Inc...           24        24       --        --       --        --        --          48       269
Tucker Network
Technologies,
Inc.............          130       180       --        --       --        --        --         310       901
Metrix
Communications,
Inc.............          415       575       --        --       --        --        --         990       101
Other entities..          140       175       --        --       --        --        --         315       (76)
                     ---------- -------- ---------- ------- ---------- ------- ----------- -------- -----------
Subtotal
Acquired
Entities........        4,069     3,536       --        --       --        --        --       7,605    (2,114)
                     ---------- -------- ---------- ------- ---------- ------- ----------- -------- -----------
Pro forma
amounts before
adjustments.....      $31,830   $48,230   $25,508   $31,760  $74,538   $28,822   $11,079   $251,767 $ 186,958
                     ========== ======== ========== ======= ========== ======= =========== ======== ===========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Inter.logic.studios, inc.

  In our opinion, the accompanying balance sheet and the related statement of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Inter.logic.studios, inc. at December 31, 1997, and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
March 24, 1998

                           INTER.LOGIC.STUDIOS, INC.

                                 BALANCE SHEET

                                                                    December 31,
                                                                        1997
                                                                    ------------
                              ASSETS
Current assets:
  Cash and cash equivalents........................................   $ 87,000
  Accounts receivable..............................................    531,000
  Deferred contract costs..........................................     60,000
  Prepaid expenses and other current assets........................     13,000
  Loan to employees................................................      8,000
                                                                      --------
    Total current assets...........................................    699,000
Property and equipment, net........................................    154,000
                                                                      --------
                                                                      $853,000
                                                                      ========
               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................................................   $ 41,000
  Deferred revenue.................................................    110,000
  Notes payable, current portion...................................     36,000
  Accrued expenses.................................................      2,000
                                                                      --------
    Total current liabilities......................................    189,000
                                                                      --------
Note payable, less current portion.................................     42,000
                                                                      --------
Commitments (Note 4)
Shareholders' equity:
  Common Stock, $0.01 par value, 6,000,000 shares authorized;
   3,900,000 shares issued and outstanding.........................      2,000
  Retained earnings................................................    620,000
                                                                      --------
    Total shareholders' equity.....................................    622,000
                                                                      --------
                                                                      $853,000
                                                                      ========


   The accompanying notes are an integral part of these financial statements.

                           INTER.LOGIC.STUDIOS, INC.

                            STATEMENT OF OPERATIONS

                                                                     Year ended
                                                                    December 31,
                                                                        1997
                                                                    ------------
Revenues...........................................................  $1,712,000
Cost of revenues...................................................     808,000
                                                                     ----------
  Gross profit.....................................................     904,000
                                                                     ----------
Operating expenses:
  Sales, general and administrative................................     336,000
                                                                     ----------
Net income from operations                                              568,000
Interest expense, net..............................................      (3,000)
                                                                     ----------
Net income.........................................................  $  565,000
                                                                     ==========




   The accompanying notes are an integral part of these financial statements.

                           INTER.LOGIC.STUDIOS, INC.

                       STATEMENT OF SHAREHOLDERS' EQUITY

                                          Common Stock                 Total
                                        ---------------- Retained  Shareholders'
                                         Shares   Amount Earnings     Equity
                                        --------- ------ --------  -------------
Balance at December 31, 1996........... 3,900,000 $2,000 $226,000    $228,000
Distribution to shareholders...........        --     -- (171,000)   (171,000)
Net income.............................        --     --  565,000     565,000
                                        --------- ------ --------    --------
Balance at December 31, 1997........... 3,900,000 $2,000 $620,000    $622,000
                                        ========= ====== ========    ========





   The accompanying notes are an integral part of these financial statements.

                           INTER.LOGIC.STUDIOS, INC.

                            STATEMENT OF CASH FLOWS

                                                                    Year ended
                                                                   December 31,
                                                                       1997
                                                                   ------------
Cash flows from operating activities:
 Net income.......................................................  $ 565,000
 Adjustments to reconcile net income to net cash provided by operating activities:
  Loss on disposal of property and equipment......................      4,000
  Depreciation and amortization...................................     26,000
  Changes in current assets and liabilities:
   Accounts receivable............................................   (407,000)
   Prepaid expenses and other current assets......................    (68,000)
   Accounts payable...............................................     32,000
   Deferred revenue...............................................    110,000
   Accrued expenses...............................................     16,000
                                                                    ---------
    Net cash provided by operating activities.....................    278,000
                                                                    ---------
Cash flows from investing activities:
 Loans to employees...............................................     (7,000)
 Purchase of property and equipment...............................    (98,000)
                                                                    ---------
    Net cash used in investing activities.........................   (105,000)
                                                                    ---------
Cash flows from financing activities:
 Proceeds from notes payable......................................    132,000
 Repayment of notes payable.......................................    (54,000)
 Distributions to shareholders....................................   (171,000)
                                                                    ---------
    Net cash used in financing activities.........................    (93,000)
                                                                    ---------
Net increase in cash and cash equivalents.........................     80,000
Cash and cash equivalents at beginning of year....................      7,000
                                                                    ---------
Cash and cash equivalents at end of year..........................  $  87,000
                                                                    =========
Supplemental disclosures:
 Interest paid....................................................  $   4,000
                                                                    =========

   The accompanying notes are an integral part of these financial statements.

                           INTER.LOGIC.STUDIOS, INC.

                         NOTES TO FINANCIAL STATEMENTS

Note 1--The Company and Summary of Significant Accounting Policies:

 The Company

  Inter.logic.studios, inc., (the "Company"), was incorporated in Georgia on September 5, 1995 and provides professional consulting services including internet technology integration, web page and intranet design, production and maintenance.

 Use of estimates

  The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue recognition

  Service revenues from fixed-price development agreements are recognized under the completed- contract method whereby income is recognized only when the contract is substantially competed and all costs and related revenues are deferred in the balance sheet until that time. Provisions for agreement adjustments and losses are recorded in the period such items are identified.

 Significant customers

  At December 31, 1997, two customers accounted for 25% and 63% of total accounts receivable, respectively, and 43% and 28% of revenue, respectively, for the year ended December 31, 1997.

 Property and equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line basis over the estimated useful lives of the assets respective assets, which range from five to seven years.

 Income taxes

  The Company has elected to be taxed as an S Corporation, pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the shareholders' personal income tax returns.

Note 2--Balance Sheet Components:

                                                                    December 31,
                                                                        1997
                                                                    ------------
   Property and equipment:
     Computer equipment............................................   $181,000
     Furniture and fixtures........................................     24,000
     Office equipment..............................................      8,000
                                                                      --------
                                                                       213,000
     Less: Accumulated depreciation and amortization...............    (59,000)
                                                                      --------
                                                                      $154,000
                                                                      ========

Note 3--Notes Payable:

  During the year ended December 31, 1998, the Company borrowed $132,000 under notes payable which bear interest at 10.5% and are secured by computer equipment. The outstanding note payable

                           INTER.LOGIC.STUDIOS, INC.

balance of $78,000 at December 31, 1997 is due in monthly installments of principal and interest of $3,000 through February 2000.

  Principal and interest payments under this note payable are as follows:

   Year ending
   December 31,
   ------------
     1998.............................................................. $36,000
     1999..............................................................  36,000
     2000..............................................................   6,000
                                                                        -------
                                                                        $78,000
                                                                        =======

Note 4--Commitments:

 Leases

  The Company leases office space and equipment under noncancelable operating leases with various expiration dates through 2003. Rent expense for the year ended December 31, 1997 was $53,000. Future minimum lease payments under noncancelable operating at December 31, 1997 are as follows:

   Year ending                                                        Operating
   December 31,                                                        Leases
   ------------                                                       ---------
     1998............................................................ $105,000
     1999............................................................   36,000
     2000............................................................    4,000
     2001............................................................    4,000
     2002............................................................    4,000
     Thereafter......................................................    1,000
                                                                      --------
     Total minimum lease payments.................................... $154,000
                                                                      ========

Note 5--Subsequent Events:

 Equity Transactions

  On January 1, 1998 the Company amended its Articles of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to 6,000,000 and decrease the par value of the Company's stock to $0.01 per share. The Company declared a 2,600-for-one Common Stock dividend to its shareholders. The financial statements have been retroactively restated to reflect this stock dividend.

  On January 31, 1998, the Company declared a dividend in the amount of $124,000, which was paid during February 1998 and March 1998. The financial statements have been retroactively restated to reflect this stock dividend.

 Stock Option Plan

  On January 1, 1998, the Company adopted a Stock Option Plan (the "Plan"). The Plan provides for the granting of stock options to employees and consultants of the Company. The Company has reserved 400,000 shares of Common Stock for issuance under the Plan.

                           INTER.LOGIC.STUDIOS, INC.

  The exercise price of options granted under the Plan is determined by the Plan Administrator, as defined. With respect to incentive stock options granted under the Plan, the exercise price must be at least equal to the fair market value per share of the Common Stock on the date of grant, and the exercise price of any incentive stock option granted to a participant who owns more than 10% of the voting power of the Company's outstanding capital stock must be equal to at least 110% of fair market value of the Common Stock on the date of grant.

  Options outstanding under the Plan have a term of ten years, except for those issued to participants who own more than 10% of the voting power of the Company's outstanding capital stock, which have a term of five years.

  During February and March 1998, the Company granted 219,600 stock options with exercise prices of $0.30 per share. These options automatically vested upon completion of the Acquisition (see Acquisition below).

 Note Payable

  On March 19, 1998, the Company borrowed $25,000 under a bank loan which bears interest at 10.5%. Principal and accrued interest on this loan are due on April 20, 1998.

 Acquisition

  On March 24, 1998, the Company was acquired by USWeb Corporation ("USWeb") whereby all of the Company's outstanding shares of Common Stock were exchanged for 294,495 shares of USWeb Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS


  To the Board of Directors and Shareholders of Quest Interactive Media, Inc.

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of Quest Interactive Media, Inc. at March 31, 1997 and January 31, 1998, and the results of its operations and its cash flows for the year ended March 31, 1997 and the ten months ended January 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
March 27, 1998

                         QUEST INTERACTIVE MEDIA, INC.

                                 BALANCE SHEET

                                                         March 31,  January 31,
                                                           1997        1998
                                                         ---------  -----------
                         ASSETS
Current assets:
  Cash and cash equivalents............................. $   3,000   $      --
  Accounts receivable, net..............................    65,000     123,000
                                                         ---------   ---------
    Total current assets................................    68,000     123,000
Property and equipment, net.............................    15,000      32,000
                                                         ---------   ---------
                                                         $  83,000   $ 155,000
                                                         =========   =========
         LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Accounts payable...................................... $  49,000   $  70,000
  Accrued liabilities...................................   189,000     283,000
  Current portion of notes payable......................     5,000       5,000
  Unearned revenue......................................        --      42,000
  Other current liabilities.............................     9,000          --
                                                         ---------   ---------
    Total current liabilities...........................   252,000     400,000
Notes payable...........................................    20,000      15,000
                                                         ---------   ---------
                                                           272,000     415,000
                                                         ---------   ---------
Shareholders' deficit:
  Common Stock, no par value, 10,000 shares authorized;
   5,600 shares issued and outstanding..................        --          --
  Accumulated deficit...................................  (189,000)   (260,000)
                                                         ---------   ---------
    Total shareholders' deficit.........................  (189,000)   (260,000)
                                                         ---------   ---------
                                                         $  83,000   $ 155,000
                                                         =========   =========


   The accompanying notes are an integral part of these financial statements.

                         QUEST INTERACTIVE MEDIA, INC.

                            STATEMENT OF OPERATIONS

                                                            Ten Months Ended
                                                 Year Ended    January 31,
                                                 March 31,  ------------------
                                                    1997      1997      1998
                                                 ---------- --------  --------
                                                         (Unaudited)
Net revenues....................................  $286,000  $198,000  $481,000
Cost of net revenues............................   154,000   112,000   236,000
                                                  --------  --------  --------
  Gross profit..................................   132,000    86,000   245,000
                                                  --------  --------  --------
Operating expenses:
  General and administrative....................   163,000   135,000   264,000
  Marketing, sales and support..................    17,000    15,000    51,000
                                                  --------  --------  --------
    Total operating expenses....................   180,000   150,000   315,000
                                                  --------  --------  --------
Loss from operations............................   (48,000)  (64,000)  (70,000)
Interest expense................................     2,000     1,000     1,000
                                                  --------  --------  --------
Net loss........................................  $(50,000) $(65,000) $(71,000)
                                                  ========  ========  ========



   The accompanying notes are an integral part of these financial statements.

                         QUEST INTERACTIVE MEDIA, INC.

                       STATEMENT OF SHAREHOLDERS' DEFICIT

                                         Common Stock                  Total
                                         ------------- Accumulated Shareholders'
                                         Shares Amount   Deficit      Deficit
                                         ------ ------ ----------- -------------
Balance at March 31, 1996............... 5,600   $--    $(139,000)   $(139,000)
Net loss................................    --    --      (50,000)     (50,000)
                                         -----   ---    ---------    ---------
Balance at March 31, 1997............... 5,600    --     (189,000)    (189,000)
Net loss................................    --            (71,000)     (71,000)
                                         -----   ---    ---------    ---------
Balance at January 31, 1998............. 5,600   $--    $(260,000)   $(260,000)
                                         =====   ===    =========    =========



   The accompanying notes are an integral part of these financial statements.

                         QUEST INTERACTIVE MEDIA, INC.

                            STATEMENT OF CASH FLOWS

                                                            Ten Months Ended
                                                 Year Ended    January 31,
                                                 March 31,  ------------------
                                                    1997      1997      1998
                                                 ---------- --------  --------
                                                         (Unaudited)
Cash flows from operating activities:
 Net loss.......................................  $(50,000) $(65,000) $(71,000)
 Adjustments to reconcile net loss to net cash
  provided by operating activities:
  Depreciation and amortization.................     5,000     5,000     8,000
  Changes in current assets and liabilities:
   Accounts receivable, net.....................   (36,000)    8,000   (58,000)
   Accounts payable.............................    30,000    20,000    21,000
   Accrued liabilities..........................    65,000    44,000    94,000
   Unearned revenue.............................        --        --    42,000
   Other current liabilities....................        --        --    (9,000)
                                                  --------  --------  --------
    Net cash provided by operating activities...    14,000    12,000    27,000
                                                  --------  --------  --------
Cash flows from investing activities:
 Purchase of property and equipment.............   (18,000)  (20,000)  (25,000)
                                                  --------  --------  --------
    Net cash used in investing activities.......   (18,000)  (20,000)  (25,000)
                                                  --------  --------  --------
Cash flows from financing activities:
 Proceeds from (repayment of) note payable......     7,000    10,000    (5,000)
                                                  --------  --------  --------
    Net cash provided by (used in) financing
     activities.................................     7,000    10,000    (5,000)
                                                  --------  --------  --------
Net increase (decrease) in cash and cash
 equivalents....................................     3,000     2,000    (3,000)
Cash and cash equivalents at beginning of
 period.........................................        --        --     3,000
                                                  --------  --------  --------
Cash and cash equivalents at end of period......  $  3,000  $  2,000  $     --
                                                  ========  ========  ========
Supplemental disclosure of cash flow informa-
 tion:
 Interest paid..................................  $  2,000  $  1,000  $  1,000
                                                  ========  ========  ========


   The accompanying notes are an integral part of these financial statements.

                         QUEST INTERACTIVE MEDIA, INC.

                         NOTES TO FINANCIAL STATEMENTS

Note 1--The Company and Summary of Significant Accounting Policies:

 The Company

  Quest Interactive Media, Inc., (the "Company") provides web site design and maintenance, database design and management and software customization services to clients in the United States, primarily in the Southeast. The Company was incorporated in Tennessee on March 27, 1995.

 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue recognition

  Service revenues are recognized over the period of each engagement using primarily the percentage-of-completion method using labor hours incurred as the measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Unearned revenues represent the amount of cash received in advance of services being performed.

 Interim financial information

  The accompanying interim financial statements for the ten months ended January 31, 1997 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements, and reflect all adjustments which, include only normal recurring adjustments, necessary to present fairly the results of the Company's operations and its cash flows for the ten months ended January 31, 1997. The financial data and other information disclosed in these notes to financial statements related to this period are unaudited.

 Concentration of credit risk

  Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and accounts receivable. The Company places its cash in a checking account with a high quality financial institution. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. The Company maintains an allowance for doubtful accounts receivable based upon the expected collectibility of accounts receivable.

  The following table summarizes the revenues from customers in excess of 10% of the total revenues:

                                                                 Ten Months
                                                                    Ended
                                                      Year Ended January 31,
                                                      March 31,  -------------
                                                         1997    1997    1998
                                                      ---------- -----   -----
                                                           (Unaudited)
   Customer A........................................     28%       26%     38%
   Customer B........................................     26%       28%     --
   Customer C........................................     10%       14%     --
   Customer D........................................     11%       --      --

                         QUEST INTERACTIVE MEDIA, INC.

  The following table summarizes the receivable balances as a percentage of total accounts receivable for the customers presented above:

                                                            Ten Months Ended
                                                Year Ended     January 31,
                                                 March 31,  ------------------
                                                   1997       1997      1998
                                                ----------- --------  --------
                                                (Unaudited)
   Customer A..................................      44%          --         5%
   Customer D..................................      14%          --        --

 Property and equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 4 to 8 years.

 Advertising

  Advertising costs are expensed as incurred, in accordance with Statement of Position 93-7, "Reporting on Advertising Costs." Advertising expense was $43,000, $3,000 (unaudited) and $3,000 for the ten months ended January 31, 1998 and 1997, and the year ended March 31, 1997, respectively.

Note 2--Balance Sheet Components:

                                                          March 31,  January 31,
                                                            1997        1998
                                                          ---------  -----------
   Accounts receivable, net:
     Accounts receivable................................. $ 67,000    $130,000
     Less: Allowance for doubtful accounts...............   (2,000)     (7,000)
                                                          --------    --------
                                                          $ 65,000    $123,000
                                                          ========    ========
   Property and equipment, net:
     Office equipment.................................... $ 25,000    $ 50,000
     Less: Accumulated depreciation......................  (10,000)    (18,000)
                                                          --------    --------
                                                          $ 15,000    $ 32,000
                                                          ========    ========
   Accrued liabilities:
     Payroll and related expenses........................ $179,000    $273,000
     Taxes payable.......................................   10,000      10,000
                                                          --------    --------
                                                          $189,000    $283,000
                                                          ========    ========


Note 3--Related Party Transactions:

  On May 1, 1995, the Company entered into a loan agreement with a related party shareholder to raise capital in the amount of $25,000. The principal amount plus accrued interest is due in five annual installments of $5,000 each, commencing April 30, 1997, with the final payment due on April 30, 2001. Interest accrues at a rate of 6% per annum. The note is secured by 5,600 shares of the Company's Common Stock.

Note 4--Income Taxes:

  No provision for income taxes has been recognized for the ten months ended January 31, 1998 and 1997 (unaudited) or the year ended March 31, 1997, as the Company incurred net operating losses for income tax purposes and has no carryback ability. Deferred income taxes were not significant at January 31, 1998 or March 31, 1997.

                         QUEST INTERACTIVE MEDIA, INC.

Note 5--Borrowings:

  Notes payable consists of amounts payable to a related party shareholder which are secured by 5,000 shares of Common Stock as follows:

                                                         March 31, January 31,
                                                           1997       1998
                                                         --------- -----------
   6% note; principal and interest payable annually;
    matures April 30, 2001..............................  $25,000    $20,000
   Less: current portion................................    5,000      5,000
                                                          -------    -------
                                                          $20,000    $15,000
                                                          =======    =======

  Principal payments under notes payable are as follows:

   Year Ending
    March 31,
   -----------
     1998.............................................................. $ 5,000
     1999..............................................................   5,000
     2000..............................................................   5,000
     2001..............................................................   5,000
                                                                        -------
       Total........................................................... $20,000
                                                                        =======

Note 6--Commitments:

 Leases

  The Company leases office space and equipment under noncancelable operating and capital leases with various expiration dates through April 30, 2000. Rent expense for the ten months ended January 31, 1998 and 1997, and March 31, 1997 was $18,000, $9,000 (unaudited) and $10,000, respectively. The terms of the facility lease provide for rental payments on a graduated scale. The Company recognizes rent expense on a straight-line basis over the lease period, and has accrued for rent expense incurred but not paid.

  Future minimum lease payments under noncancelable operating leases as of January 31, 1998, are as follows:

    Year Ended                                                        Operating
    March 31,                                                          Leases
    ----------                                                        ---------
     1998............................................................ $  7,000
     1999............................................................   42,000
     2000............................................................   41,000
     2001............................................................   10,000
                                                                      --------
       Total minimum lease payments.................................. $100,000
                                                                      ========

Note 7--Common Stock:

  The Company's Articles of Incorporation authorize the Company to issue 10,000 shares of no par value Common Stock. At January 31, 1998 and March 31, 1997, 5,600 shares were outstanding. All outstanding shares are held by an officer of the Company.

Note 8--Subsequent Events:

  On March 27, 1998 the Company was acquired by USWeb Corporation ("USWeb") whereby all of the Company's outstanding shares of Common Stock were exchanged for 73,624 shares of USWeb Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Ensemble Corporation

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Ensemble Corporation at December 31, 1997, and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
March 27, 1998

                              ENSEMBLE CORPORATION

                                 BALANCE SHEET

                                                                    December 31,
                                                                        1997
                                                                    ------------
                              ASSETS
Current assets:
  Cash and cash equivalents........................................  $  536,000
  Accounts receivable, net.........................................   1,291,000
  Inventory........................................................      17,000
  Shareholder loan.................................................      58,000
  Prepaid expenses and other current assets........................       9,000
                                                                     ----------
    Total current assets...........................................   1,911,000
Property and equipment, net........................................     549,000
Other assets.......................................................      20,000
                                                                     ----------
                                                                     $2,480,000
                                                                     ==========
               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Note payable.....................................................  $   10,000
  Accounts payable.................................................     133,000
  Accrued liabilities and taxes payable............................     245,000
  Unearned revenues................................................      73,000
  Capital lease obligations, current portion.......................     171,000
                                                                     ----------
    Total current liabilities......................................     632,000
Long-term liabilities:
  Deferred taxes liabilities.......................................     332,000
  Capital lease obligation, non-current............................     223,000
                                                                     ----------
    Total liabilities..............................................   1,187,000
                                                                     ----------
Shareholders' equity:
  Common Stock: $.001 par value, 10,000,000 shares authorized,
   2,625,000 shares issued and outstanding at December 31, 1997           3,000
  Additional paid-in-capital.......................................      72,000
  Retained earnings................................................   1,218,000
                                                                     ----------
    Total shareholders' equity.....................................   1,293,000
                                                                     ----------
                                                                     $2,480,000
                                                                     ==========


   The accompanying notes are an integral part of these financial statements.

                              ENSEMBLE CORPORATION

                            STATEMENT OF OPERATIONS

                                                                     Year Ended
                                                                    December 31,
                                                                        1997
                                                                    ------------
Net revenues.......................................................  $6,745,000
Cost of net revenues...............................................   4,408,000
                                                                     ----------
  Gross profit.....................................................   2,337,000
                                                                     ----------
Operating expenses:
  Marketing, sales and support.....................................     590,000
  General and administrative.......................................     951,000
                                                                     ----------
    Total operating expenses.......................................   1,541,000
                                                                     ----------
Income from operations.............................................     796,000
Interest income....................................................      12,000
Interest expense...................................................     (28,000)
                                                                     ----------
Income before income taxes.........................................     780,000
Provision for income taxes.........................................    (298,000)
                                                                     ----------
Net income.........................................................  $  482,000
                                                                     ==========




   The accompanying notes are an integral part of these financial statements.

                              ENSEMBLE CORPORATION

                       STATEMENT OF SHAREHOLDERS' EQUITY

                             Common Stock   Additional                Total
                           ----------------  Paid-In    Retained  Shareholders'
                            Shares   Amount  Capital    Earnings     Equity
                           --------- ------ ---------- ---------- -------------
Balance at December 31,
 1996..................... 2,625,000 $3,000  $72,000   $  736,000  $  811,000
Net income................                                482,000     482,000
                           --------- ------  -------   ----------  ----------
Balance at December 31,
 1997..................... 2,625,000 $3,000  $72,000   $1,218,000  $1,293,000
                           ========= ======  =======   ==========  ==========





   The accompanying notes are an integral part of these financial statements.

                              ENSEMBLE CORPORATION

                            STATEMENT OF CASH FLOWS

                                                                    Year ended
                                                                   December 31,
                                                                       1997
                                                                   ------------
Cash flows from operating activities:
 Net income.......................................................  $ 482,000
 Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Depreciation and amortization...................................    204,000
  Changes in assets and liabilities:
   Accounts receivable............................................   (714,000)
   Inventory......................................................     (9,000)
   Prepaid expenses and other current assets......................     78,000
   Other assets...................................................     (2,000)
   Accounts payable...............................................    (32,000)
   Accrued liabilities and other payables.........................    (53,000)
   Unearned revenues..............................................     73,000
   Deferred tax liabilities.......................................    215,000
                                                                    ---------
    Net cash provided by operating activities.....................    242,000
                                                                    ---------
Cash flows from investing activities:
 Purchase of property and equipment...............................   (128,000)
                                                                    ---------
    Net cash used in investing activities.........................   (128,000)
                                                                    ---------
Cash flows from financing activities:
 Repayment of note payable........................................    (11,000)
 Repayment of shareholder.........................................      2,000
 Principal payment on capital lease obligation....................   (134,000)
                                                                    ---------
    Net cash used in financing activities.........................   (143,000)
                                                                    ---------
Net decrease in cash and cash equivalents.........................    (29,000)
Cash and cash equivalents at beginning of year....................    564,000
                                                                    ---------
Cash and cash equivalents at end of year..........................  $ 535,000
                                                                    =========
Supplemental disclosure of cash flow information:
 Cash paid for interest...........................................  $  24,000
                                                                    =========
Supplemental disclosure of non cash investing activities:
 Acquisition of equipment under capitalized leases................  $ 246,000
                                                                    =========


   The accompanying notes are an integral part of these financial statements.

                              ENSEMBLE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

Note 1--The Company and Summary of Significant Accounting Policies:

 The Company

  Ensemble Corporation (the "Company") was incorporated in 1991 in Texas. The Company provides technology services in the South Central United States in the areas of client/server applications, Internet/Intranet design and implementations, back-office network and infrastructure implementations and business technology planning.

  The Company also recognizes revenues from Internet access, third-parties software and hardware purchased and resold to clients. However, revenues from such activities have been immaterial to date.

 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue recognition

  The Company derives most of its revenues from consulting agreements. Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage-of-completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Revenues from time-and-materials agreements are recognized and billed as the services are provided. Unearned revenues represent the amount of revenues received in advance of services being performed.

 Cash equivalents

  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company deposits cash and cash equivalents with high credit quality financial institutions.

 Concentration of credit risk

  Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, cash equivalents and accounts receivable. The Company limits its exposure to credit loss by depositing its cash and cash equivalents with high credit quality financial institutions. The Company's accounts receivable are derived from revenue earned from customers located in the U.S. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral. The Company maintains an allowance for doubtful accounts receivable based upon their expected collectibility. The following customers accounted for more than 10% of total accounts receivable at December 31, 1997:

   Company A................................................................ 19%
   Company B................................................................ 13%
   Company C................................................................ 11%

  Customer D accounted for 17% of total net revenues for the year ended December 31, 1997.

  The Company has also established a number of strategic relationships with leading software companies including Microsoft and Borland. The loss of any of these strategic relationships would deprive the Company of the opportunity to gain early access to leading-edge technology and to cross-sell additional services.

                              ENSEMBLE CORPORATION

 Inventory

  Inventory includes hardware and software to be resold and is stated at the lower of cost or market, cost being determined using the first-in, first-out
(FIFO) method. A reserve for excess or obsolete inventory is recorded when quantities on hand exceed customer's requirements.

 Stock-based compensation

  The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25") and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation ("SFAS No. 123").

 Property and equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Income taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law; the effects of future changes in tax laws or rate are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Fair value of financial instruments

  The Company's financial instruments, including accounts receivable, shareholder loan, notes and accounts payable, and capital lease obligations have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

Note 2--Property and Equipment:

                                                                    December 31,
                                                                        1997
                                                                    ------------
   Property and equipment, net:
     Computer equipment............................................  $ 157,000
     Furniture and fixtures........................................    177,000
     Property and equipment acquired under capital leases..........    607,000
     Leasehold improvements........................................     38,000
                                                                     ---------
                                                                       979,000
     Less: Accumulated depreciation and amortization...............   (430,000)
                                                                     ---------
                                                                     $ 549,000
                                                                     =========

                              ENSEMBLE CORPORATION

Note 3--Related Party Transactions:

  The Company internally developed certain computer game software beginning in 1994 through April 1996. In February 1996, a license agreement was executed between the Company and Ensemble Studios Corporation, an affiliate of the Company, for the exclusive use of the subject software by Ensemble Studios Corporation. The entire fee of $265,000 received under this agreement was recorded as revenue in 1996. In addition, during the year ended December 31, 1997, there were employees of Ensemble Studios Corporation who were on the Company's payroll. The related expenses for these employees were reimbursed by Ensemble Studios Corporation. Effective September 1997, these employees were transferred to the payroll of Ensemble Studios Corporation.

  In August 1996, the Company issued loans to two shareholders for $29,000 each. Interest is charged on the outstanding balance at 8% per annum and total accrued interest for the year ended December 31, 1997 was $3,000. The maturity date for these loans is August 1998. Under the Stock Purchase Agreement, dated August 1996, both shareholders were issued 162,500 shares of Common Stock in lieu of cash.

Note 4--Income Taxes:

  The provision for income taxes consists of the following:

                                                                     Year Ended
                                                                    December 31,
                                                                        1997
                                                                    ------------
   Current tax expense:
     Federal.......................................................   $ 73,000
     State.........................................................     10,000
                                                                      --------
                                                                        83,000
                                                                      --------
   Deferred tax expense:
     Federal.......................................................    189,000
     State.........................................................     26,000
                                                                      --------
                                                                       215,000
                                                                      --------
                                                                      $298,000
                                                                      ========

  Deferred tax liabilities consist of the following:

                                                                    December 31,
                                                                        1997
                                                                    ------------
   Depreciation....................................................   $  3,000
   Reserves and accruals...........................................    299,000
                                                                      --------
                                                                      $302,000
                                                                      ========

  The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory income tax rate to pre-tax income as follows:

   Federal statutory rate................................................. 34.0%
   State tax, net of federal impact.......................................  3.0%
   Other..................................................................  1.2%
                                                                           -----
                                                                           38.2%
                                                                           =====

                              ENSEMBLE CORPORATION

Note 5--Borrowings:

 Line of credit

  In January 1997, the Company entered into a line-of-credit agreement with a bank, under which the bank committed to loan the Company up to $500,000. Borrowings under the line bear interest at 1.5% over the bank's prime rate, and are secured by eligible accounts receivable, as defined in the agreement. The line of credit expired on January 6, 1998. As of December 31, 1997, there is no balance outstanding under the line of credit.

 Note payable

  At December 31, 1997, the Company has a note payable to a bank which is secured by computer equipment. The note bears interest at 2.0% over the bank's prime rate and matures on January 2, 1999.

Note 6--Commitments:

 Leases

  The Company leases office space and equipment under noncancelable operating and capital leases with various expiration dates through 2005. Rent expense for the year ended December 31, 1997 was $325,000. The terms of the facility lease provide for rental payments on a graduated scale. The Company recognizes rent expense on a straight-line basis over the lease period, and has accrued for rent expense incurred but not paid.

  Future minimum lease payments under noncancelable operating and capital leases, including lease commitments entered into subsequent to December 31, 1997, are as follows:

   Years Ended                                              Capital   Operating
   December 31,                                              Leases     Leases
   ------------                                             --------  ----------
   1998.................................................... $239,000  $  331,000
   1999....................................................  150,000     458,000
   2000....................................................   59,000     532,000
   2001....................................................   23,000     578,000
   2002....................................................    7,000     605,000
   Thereafter..............................................       --   1,419,000
                                                            --------  ----------
   Total minimum lease payments............................  478,000  $3,923,000
                                                                      ==========
   Less amount representing interest.......................  (84,000)
                                                            --------
   Present value of capitalized lease obligations..........  394,000
   Less current portion.................................... (171,000)
                                                            --------
   Long term portion of capitalized lease obligations...... $223,000
                                                            ========

Note 7--Stock Options:

  In 1996, the Company adopted the Ensemble Corporation, Inc. Stock Option Plan (the "Plan"). The Plan provides for the granting of stock options to employees and consultants of the Company. Options granted under the Plan are nonqualified stock options.

  The plan is administered by the Board of Directors of the Company. Options are granted at the discretion of the Board of Directors at option prices not less than fair market value, as determined by the Board of Directors, at the date of grant.

                              ENSEMBLE CORPORATION

  The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation." The information set forth below represents pro forma net income as if the Company had accounted for its employee stock options under the fair value method as prescribed by SFAS No. 123.

  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1997: no dividend yield, expected volatility of 0%, a risk-free interest rate of 6% and an expected life of five years for each nonqualified stock option.

  For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting periods. The pro forma information for the Company is as follows:

                                                                     Year ended
                                                                    December 31,
                                                                        1997
                                                                    ------------
   Net income:
     As reported...................................................   $482,149
                                                                      ========
     Pro forma.....................................................   $463,319
                                                                      ========

  Stock options activity is summarized as follows:

                                                                        Weighted
                                                                        Average
                                                                        Exercise
                                                                Shares   Price
                                                                ------- --------
   Outstanding at December 31, 1996............................      --     --
     Granted................................................... 185,446  $1.56
     Exercised.................................................      --     --
     Canceled..................................................      --     --
                                                                -------
   Outstanding at December 31, 1997............................ 185,446  $1.56
                                                                =======

  The following table summarizes information about stock options outstanding and exercisable under the Plan as of December 31, 1997.

                                                        Outstanding Exercisable
                                                        ----------- -----------
   Number of options...................................   185,446      46,362
   Exercise price......................................  $   1.56     $  1.56
   Weighted average continuing contractual life in
    years..............................................         4           4
   Weighted average exercise price.....................  $   1.56     $  1.56

Note 8--Employee Benefit Plans:

  The Company sponsors a 401(k) defined contribution plan covering all employees. Contributions made by the Company are determined annually by the Board of Directors. No employer contributions were made under this plan as of December 31, 1997.

Note 9--Subsequent Events:

  The Company has renegotiated its lease agreements for office space effective March 31, 1998. The future minimum lease payments under these agreements are included in Note 6.

  On March 27, 1998, the Company was acquired by USWeb Corporation ("USWeb") whereby all of the Company's outstanding shares of Common Stock were exchanged for 543,678 shares of USWeb Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Ikonic Interactive, Inc.

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of Ikonic Interactive, Inc. at October 31, 1997 and January 31, 1998 and the results of their operations and their cash flows for the year ended October 31, 1997 and the three months ended January 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
April 15, 1998

                            IKONIC INTERACTIVE, INC.

                                 BALANCE SHEET

                                                      October 31,  January 31,
                                                         1997         1998
                                                      -----------  -----------
                       ASSETS
Current assets:
  Cash and cash equivalents.......................... $   454,000  $    97,000
  Accounts receivable................................     521,000    1,078,000
  Costs in excess of billings........................     168,000      267,000
  Other current assets...............................      12,000       19,000
                                                      -----------  -----------
    Total current assets.............................   1,155,000    1,461,000
Property and equipment, net..........................     829,000      736,000
Other assets.........................................      94,000       94,000
                                                      -----------  -----------
                                                      $ 2,078,000  $ 2,291,000
                                                      ===========  ===========
        LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Accounts payable................................... $   273,000  $   195,000
  Accrued expenses...................................     385,000      256,000
  Deferred revenue...................................      96,000      521,000
  Capital lease obligations, current portion.........     273,000      269,000
  Loans payable......................................     575,000      575,000
                                                      -----------  -----------
    Total current liabilities........................   1,602,000    1,816,000
Capital lease obligations, long-term portion.........     206,000      148,000
Other liabilities....................................      88,000       88,000
                                                      -----------  -----------
                                                        1,896,000    2,052,000
                                                      -----------  -----------
Commitments (Note 5)
Mandatorily Redeemable Convertible Preferred Stock...   3,517,000    3,587,000
                                                      -----------  -----------
Shareholders' deficit:
  Common stock, no par value; 50,000,000 shares au-
   thorized; 10,917,800 and 10,922,800 shares issued
   and outstanding...................................     257,000      258,000
  Accretion of Preferred Stock to redemption value...    (528,000)    (598,000)
  Accumulated deficit................................  (3,064,000)  (3,008,000)
                                                      -----------  -----------
    Total shareholders' deficit......................  (3,335,000)  (3,348,000)
                                                      -----------  -----------
                                                      $ 2,078,000  $ 2,291,000
                                                      ===========  ===========

   The accompanying notes are an integral part of these financial statements.

                            IKONIC INTERACTIVE, INC.

                            STATEMENT OF OPERATIONS

                                                           Three months ended
                                            Year ended        January 31,
                                            October 31,  ----------------------
                                               1997         1997        1998
                                            -----------  ----------- ----------
                                                         (Unaudited)
Revenues................................... $10,236,000  $2,283,000  $1,942,000
Cost of revenues...........................   5,915,000   1,257,000     942,000
                                            -----------  ----------  ----------
  Gross profit.............................   4,321,000   1,026,000   1,000,000
                                            -----------  ----------  ----------
Operating expenses:
  General and administrative...............   2,588,000     538,000     507,000
  Marketing, sales and support.............   1,989,000     400,000     359,000
  Research and development.................     149,000      21,000      45,000
                                            -----------  ----------  ----------
    Total operating expenses...............   4,726,000     959,000     911,000
                                            -----------  ----------  ----------
Net income (loss) from operations..........    (405,000)     67,000      89,000
Interest expense, net......................     132,000      34,000      33,000
                                            -----------  ----------  ----------
Net income (loss).......................... $  (537,000) $   33,000  $   56,000
                                            ===========  ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                            IKONIC INTERACTIVE, INC.

                       STATEMENT OF SHAREHOLDERS' DEFICIT

                                             Accretion of
                                              Preferred
                            Common Stock       Stock to                    Total
                         -------------------  Redemption  Accumulated  Stockholders'
                           Shares    Amount     Value       Deficit       Deficit
                         ---------- -------- ------------ -----------  -------------
Balance at October 31,
 1996................... 10,908,250 $254,000  $(267,000)  $(2,527,000)  $(2,540,000)
Accretion of Preferred
 Stock to redemption
 value..................        --       --    (261,000)          --       (261,000)
Issuance of Common
 Stock..................      9,550    3,000        --            --          3,000
Net loss................        --       --         --       (537,000)     (537,000)
                         ---------- --------  ---------   -----------   -----------
Balance at October 31,
 1997................... 10,917,800  257,000   (528,000)   (3,064,000)   (3,335,000)
Accretion of Preferred
 Stock to redemption
 value..................        --       --     (70,000)          --        (70,000)
Issuance of Common
 Stock..................      5,000    1,000        --            --          1,000
Net income..............        --       --         --         56,000        56,000
                         ---------- --------  ---------   -----------   -----------
Balance at January 31,
 1998................... 10,922,800 $258,000  $(598,000)  $(3,008,000)  $(3,348,000)
                         ========== ========  =========   ===========   ===========


   The accompanying notes are an integral part of these financial statements.

                            IKONIC INTERACTIVE, INC.

                            STATEMENT OF CASH FLOWS

                                                          Three months ended
                                             Year ended       January 31,
                                             October 31, ---------------------
                                                1997        1997       1998
                                             ----------- ----------- ---------
                                                         (Unaudited)
Cash flows from operating activities:
 Net income (loss)..........................  $(537,000)  $  33,000  $  56,000
 Adjustments to reconcile net income (loss)
  to net cash provided by (used in) operat-
  ing activities:
  Depreciation..............................    476,000     123,000    112,000
  Changes in assets and liabilities:
   Accounts receivable......................    608,000     310,000   (557,000)
   Costs in excess of billings..............     63,000     122,000    (99,000)
   Other current assets.....................     32,000     (70,000)    (7,000)
   Accounts payable.........................   (319,000)   (255,000)   (78,000)
   Accrued expenses.........................    342,000     (52,000)  (129,000)
   Deferred revenue.........................   (198,000)    168,000    425,000
   Other assets.............................    (15,000)    (33,000)       --
   Other liabilities........................     32,000         --         --
                                              ---------   ---------  ---------
    Net cash provided by (used in) operating
     activities.............................    484,000     346,000   (277,000)
                                              ---------   ---------  ---------
Cash flows from investing activities:
 Acquisition of property and equipment......   (203,000)     (6,000)   (19,000)
                                              ---------   ---------  ---------
    Net cash used in investing activities...   (203,000)     (6,000)   (19,000)
                                              ---------   ---------  ---------
Cash flows from financing activities:
 Principal payments on capital lease obliga-
  tions.....................................   (178,000)    (60,000)   (62,000)
 Borrowings under line of credit............    309,000      14,000        --
 Proceeds from issuance of Common Stock.....      3,000         --       1,000
                                              ---------   ---------  ---------
    Net cash provided by (used in) financing
     activities.............................    134,000     (46,000)   (61,000)
                                              ---------   ---------  ---------
Net increase (decrease) in cash and cash
 equivalents................................    415,000     294,000   (357,000)
Cash and cash equivalents, beginning of pe-
 riod.......................................     39,000      39,000    454,000
                                              ---------   ---------  ---------
Cash and cash equivalents, end of period....  $ 454,000   $ 333,000  $  97,000
                                              =========   =========  =========
Supplemental disclosure of cash flow infor-
 mation:
 Interest paid..............................  $ 142,000   $  37,000  $  35,000
                                              =========   =========  =========
 Accretion of Preferred Stock to redemption
  value.....................................  $ 261,000   $  65,000  $  70,000
                                              =========   =========  =========

   The accompanying notes are an integral part of these financial statements.

                            IKONIC INTERACTIVE, INC.

                         NOTES TO FINANCIAL STATEMENTS

Note 1--The Company and Summary of Significant Accounting Policies:

 The Company

  Ikonic Interactive, Inc. (the "Company"), was incorporated in California as Destinations Video, Inc. in September 1985 and was renamed Ikonic Interactive, Inc. in May 1994. The Company provides Internet development services. The Company's activities to date have consisted of user interface design, content creation, software development and business/technical consulting to customers located in North America.

 Use of estimates

  The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as revenues and expenses reported for the periods presented. The Company regularly evaluates these estimates, and while actual results may differ, management believes that these estimates are reasonable.

 Revenue recognition

  Revenue on long-term fixed-price contracts is generally recorded using the percentage-of-completion method. Under the percentage-of-completion method, revenue on contracts is recognized based on labor hours incurred as the measure towards completion. Earned but unbilled revenues are classified under current assets as costs in excess of billings. Billings in excess of revenues recognized are classified under current liabilities as deferred revenue. Provisions for losses are recognized on uncompleted contracts when they become known. Revisions in costs and profit estimates are reflected in the accounting period in which the facts which require the revisions become known. Under the time-and-materials contracts, revenue is recognized based on agreed-upon individual hourly rates for time incurred on the project during the period plus any materials used and charged against the project. Sales of other services are recorded as revenue when such services are rendered.

 Cash and cash equivalents

  Cash and cash equivalents consist of cash and investments in a money market fund maintained at one financial institution. The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

 Fair value of financial instruments

  The carrying amounts for cash, accounts receivable, accounts payable, accrued liabilities and loans payable approximate their respective fair values because of the short term maturity of these items. The carrying value of the Company's notes payable approximates fair market value.

 Concentration of credit risk

  Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. The Company places its cash primarily in checking and money market accounts with high quality financial institutions.

                            IKONIC INTERACTIVE, INC.

  The Company performs ongoing credit evaluations of its customers' financial condition. The Company has not experienced significant credit losses to date. The following customers accounted for 10% or more of the Company's total revenues or accounts receivable for the period indicated:

                                                                Three months
                                                                    ended
                                                    Year ended   January 31,
                                                    October 31, ---------------
                                                       1997      1997     1998
                                                    ----------- ------   ------
                                                           (Unaudited)
   Revenues:
     Customer A....................................      17%        17%     --
     Customer B....................................      10%        13%     --
     Customer C....................................      10%       --       --
     Customer D....................................     --          16%     --
     Customer E....................................     --          15%     --
     Customer F....................................     --          12%     --
     Customer G....................................     --          11%     --
     Customer H....................................     --         --        11%
     Customer I....................................     --         --        10%

                                                         October 31, January 31,
                                                            1997        1998
                                                         ----------- -----------
   Accounts receivable:
     Customer C.........................................      11%        --
     Customer E.........................................      13%         16%
     Customer I.........................................     --           19%

 Property and equipment

  Property and equipment are recorded at cost. Depreciation is computed on the straight-line basis over the estimated useful lives of the respective assets which range from three to seven years.

 Income taxes

  The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities, and are measured using the currently enacted tax rates and laws, as well as the expected future tax benefit to be derived from tax loss and tax credit carryforwards. Valuation allowances are established for deferred tax assets when it is considered more likely than not that some portion or all of the deferred tax assets will not be realized.

 Stock compensation

  The Company accounts for its stock-based compensation plans in accordance with provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation," ("FAS 123"). If the accounting recognition provisions of FAS 123 had been adopted, the effect on the Company's reported net income (loss) would have been immaterial.

 Interim financial information

  The accompanying interim financial statements for the three months ended January 31, 1997 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared

                            IKONIC INTERACTIVE, INC.

on the same basis as the annual financial statements, and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the results of the Company's operations and its cash flows for the three months ended January 31, 1997. The financial data and other information disclosed in these notes to financial statements related to this period are unaudited.

Note 2--Property and Equipment:

  The components of property and equipment are as follows:

                                                       October 31,  January 31,
                                                          1997         1998
                                                       -----------  -----------
   Computer hardware and software..................... $1,287,000   $1,299,000
   Furniture and fixtures.............................    222,000      222,000
   Equipment..........................................    260,000      267,000
                                                       ----------   ----------
                                                        1,769,000    1,788,000
   Less: Accumulated depreciation.....................   (940,000)  (1,052,000)
                                                       ----------   ----------
                                                       $  829,000   $  736,000
                                                       ==========   ==========

Note 3--Income Taxes:

  No provision (benefit) for income taxes has been recognized for the year ended October 31, 1997 and three months ended January 31, 1997 (unaudited) and 1998, as the Company incurred net losses for income tax purposes and has no carryback potential.

  Deferred tax assets of approximately $858,000 at January 31, 1998, consist primarily of federal and state net operating loss carryforwards. Based on a number of factors, including the lack of a history of profits and the fact that the Company competes in a developing market that is characterized by rapidly changing technology, management believes that there is sufficient uncertainty regarding the realization of deferred tax assets such that a full valuation allowance has been provided.

  At January 31, 1998, the Company had federal and state net operating loss carryforwards of approximately $774,000 and $84,000, respectively, available to reduce future taxable income, which expire in varying amounts through 2013. The Company's ability to utilizes net operating loss carryforwards and tax credits are subject to limitations as set forth in applicable federal and state tax laws. As specified in the Internal Revenue Code, an ownership change of more than 50% by a combination of the Company's significant stockholders during any three-year period would result in certain limitations on the Company's ability to utilize its net operating loss and credit carryforwards.

Note 4--Line of Credit

  During 1996, the Company secured a credit agreement with a commercial lending institution. The agreement allows the Company to borrow up to the lesser of $750,000 or 75% of the Company's domestic accounts receivable plus 50% of foreign accounts receivable at the bank's prime lending rate plus 1%. At January 31, 1998, the prime rate was 10%. The credit agreement is secured by the assets of the Company. This agreements requires that the Company comply with certain financial covenants including minimum tangible net worth and minimum quick ratio.

  As of January 31, 1998, the Company had drawn $575,000 on this credit agreement. The outstanding balance under this line of credit was repaid by USWeb Corporation ("USWeb") upon completion of its acquisition of the Company (Note 9).

                            IKONIC INTERACTIVE, INC.

Note 5--Leases and Commitments:

 Capital lease obligations

  The Company is obligated under various non-cancelable operating and capital leases for office space and certain property and equipment which expire in 2001. Future minimum lease payments under these leases at January 31, 1998 are as follows:

                                                            Operating  Capital
                                                              Leases    Leases
                                                            ---------- --------
   Year ending October 31,
     1998.................................................. $  320,000 $251,000
     1999..................................................    397,000  186,000
     2000..................................................    467,000   40,000
     2001..................................................    311,000      --
                                                            ---------- --------
     Total minimum payments................................ $1,495,000  477,000
                                                            ==========
     Less amount representing interest.....................             (60,000)
                                                                       --------
     Present value of minimum lease obligations............             417,000
     Less current portion..................................             269,000
                                                                       --------
     Lease obligation, long-term...........................            $148,000
                                                                       ========

  Rent expense totaled $353,000, $88,000 and $103,000 for the year ended October 31, 1997 and for three months ended January 31, 1997 (unaudited) and 1998, respectively. At October 31, 1997 and January 31, 1998, fixed assets recorded by the Company under capital leases totaled $909,000 and $916,000, respectively.

Note 6--Mandatorily Redeemable Convertible Preferred Stock:

  The Company has authorized 15,000,000 shares of Mandatorily Redeemable Convertible Preferred Stock ("Preferred Stock"); 5,000,000 shares are designated Series A Preferred Stock and 5,000,000 shares are designated Series B Preferred Stock. As of January 31, 1998, there were 2,694,295 shares of Series A Preferred Stock and 3,665,960 shares of Series B Preferred Stock issued and outstanding.

  Unless the consent of a majority of the holders of the outstanding shares of Preferred Stock is obtained, the Company may not pay or declare a cash dividend, nor may any other distribution be made on any equity security of the Company.

  Holders of Preferred Stock receive one vote for each common share into which such shares of Preferred Stock are convertible. Each share of Series A and Series B Preferred Stock has a liquidation preference equal to its original issue price plus an amount equal to 8% of the original issue price for such share of Preferred Stock compounded per annum from the date of issue plus any declared but unpaid dividends. Thereafter, the holders of the Common Stock of the Company receive all remaining assets of the Company. On April 15, 1998, the Company reached an agreement to be acquired (Note 9). At that time, the Company's Mandatorily Redeemable Convertible Preferred Stock was converted into 6,360,255 shares of Common Stock.

Note 7--Stock Option Plan:

  In 1993, the Company adopted the 1993 Equity Incentive Plan (the "Plan"). The Plan provides for the issuance of stock options to purchase 3,166,095 shares of the Company's Common Stock to employees, directors of and consultants to the Company. The Plan authorizes the grant of incentive stock options,

                            IKONIC INTERACTIVE, INC.

nonstatutory stock options, stock bonuses, and sales of restricted stock. The exercise price of incentive stock options may not be less than the fair value of the stock at the date of the grant, as determined by the Board of Directors. The exercise price for nonstatutory stock options, stock bonuses, and sale of restricted stock may not be less than 85% of the fair market value of the stock at the date of the grant, as determined by the Board of Directors. The vesting provisions of individual options may vary, but at a minimum provide for vesting at the rate of 20% per year over five years from the date the stock option is granted. The term of the Plan is for ten years unless terminated sooner by the Board of Directors as provided for in the Plan agreement.

  The following table summarizes the option activity for the year ended October 31, 1997 and the three months ended January 31, 1998.

                                  Year Ended             Three Months Ended
                               October 31, 1997           January 31, 1998
                          --------------------------- --------------------------
                                          Weighted                   Weighted
                                          Average                    Average
                            Shares     Exercise Price   Shares    Exercise Price
                          -----------  -------------- ----------  --------------
Outstanding at beginning
 of the period..........    2,149,245      $0.23       2,494,800      $0.25
Granted.................    1,499,500      $0.30          29,500      $0.50
Exercised...............       (9,550)     $0.30          (5,000)     $0.30
Canceled................   (1,144,395)     $0.28        (407,250)     $0.28
                          -----------                 ----------
Outstanding at end of
 period.................    2,494,800      $0.25       2,112,050      $0.25
                          -----------                 ----------
Weighted-average minimum
 value of options grant-
 ed.....................  $      0.06                 $     0.11
                          ===========                 ==========

  The weighted average remaining contractual life of options outstanding at January 31, 1998 was 8.8 years. At January 31, 1998, 898,508 options were exercisable at exercise prices ranging from $0.20-0.30.


Note 8--Savings Plan:

  In 1994, the Company began sponsoring a defined contribution 401(k) plan (the "401(k) Plan") which covers substantially all of its employees after they have completed six months of service. Under the 401(k) Plan, the Company makes discretionary matching contributions equal to a percentage of the salary reduction elected by the employee. The percentage matching contribution is determined each year by the Company, not to exceed the permissible legal maximum. During 1997, the Company made no contributions to the 401(k) Plan.

Note 9--Subsequent Events

  On April 15, 1998, the Company reached an agreement with USWeb whereby USWeb will acquire all of the Company's outstanding Common Stock in exchange for 498,457 shares of Common Stock of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of USWeb San Jose

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholder's equity and of cash flows present fairly, in all material respects, the financial position of USWeb San Jose at December 31, 1997, and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, at December 31, 1997 the Company has negative working capital and cash and available credit may not be sufficient to fund the company's operations for next year, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding this matter are also described in Note 1. These financial statements do not include any adjustments that might result from this uncertainty.

PRICE WATERHOUSE LLP
San Jose, California
March 26, 1998

                                 USWEB SAN JOSE

                                 BALANCE SHEET

                                                        December 31,  March 31,
                                                            1997        1998
                                                        ------------ -----------
                                                                     (Unaudited)
                         ASSETS
   Current assets:
     Cash and cash equivalents........................    $ 19,000    $  2,000
     Accounts receivable (net of allowance of
      $29,000)........................................     146,000     118,000
     Account receivable--related parties..............      81,000      80,000
     Other current assets.............................       2,000          --
                                                          --------    --------
       Total current assets...........................     248,000     200,000
   Property and equipment, net........................     119,000     114,000
                                                          --------    --------
                                                          $367,000    $314,000
                                                          ========    ========
     LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
   Current liabilities:
     Accounts payable.................................    $110,000    $ 80,000
     Accounts payable--related parties................     181,000     250,000
     Accrued expenses.................................      23,000      24,000
                                                          --------    --------
       Total current liabilities......................     314,000     354,000
                                                          --------    --------
   Commitments (Note 5)
   Shareholder's equity:
     Common Stock, no par value, 10,000,000 shares au-
      thorized;
      500,000 shares issued and outstanding...........      50,000      50,000
     Retained earnings................................       3,000     (90,000)
                                                          --------    --------
       Total shareholder's equity (deficit)...........      53,000     (40,000)
                                                          --------    --------
                                                          $367,000    $314,000
                                                          ========    ========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB SAN JOSE

                            STATEMENT OF OPERATIONS

                                                            Three Months Ended
                                                Year Ended      March 31,
                                               December 31, ------------------
                                                   1997       1997     1998
                                               ------------ ------------------
                                                               (Unaudited)
Revenues:
  Third parties...............................   $394,000   $ 61,000  $178,000
  Related parties.............................    417,000     15,000    58,000
                                                 --------   -------- ---------
    Total revenues............................    811,000     76,000   236,000
                                                 --------   -------- ---------
Cost of revenues:
  Third parties...............................    198,000     38,000   173,000
  Related parties.............................    209,000      9,000    57,000
                                                 --------   -------- ---------
    Total cost of sales.......................    407,000     47,000   230,000
                                                 --------   -------- ---------
    Gross profit..............................    404,000     29,000     6,000
Operating expenses:
  Selling, general and administrative.........    395,000     24,000    99,000
                                                 --------   -------- ---------
Net income (loss).............................   $  9,000   $  5,000 $ (93,000)
                                                 ========   ======== =========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB SAN JOSE

                  STATEMENT OF SHAREHOLDER'S EQUITY (DEFICIT)

                                          Common Stock                 Total
                                         --------------- Retained  Shareholder's
                                         Shares  Amount  Earnings     Equity
                                         ------- ------- --------  -------------
Balance at December 31, 1996............     --  $   --  $ (6,000)   $ (6,000)
Issuance of Common Stock................ 500,000  50,000      --       50,000
Net income..............................     --      --     9,000       9,000
                                         ------- ------- --------    --------
Balance at December 31, 1997............ 500,000  50,000    3,000      53,000
Net loss (unaudited)....................      --      --  (93,000)    (93,000)
                                         ------- ------- --------    --------
Balance at March 31, 1998 (unaudited)... 500,000 $50,000 $(90,000)   $(40,000)
                                         ======= ======= ========    ========




   The accompanying notes are an integral part of these financial statements.

                                 USWEB SAN JOSE

                            STATEMENT OF CASH FLOWS

                                                            Three Months Ended
                                                Year Ended      March 31,
                                               December 31, ------------------
                                                   1997       1997      1998
                                               ------------ --------- ---------
                                                               (Unaudited)
Cash flows from operating activities:
 Net income (loss)...........................   $   9,000   $  5,000  $ (93,000)
 Adjustments to reconcile net income to
  net cash provided by operating activities:
   Depreciation and amortization.............      10,000      3,000      5,000
   Changes in assets and liabilities:
    Accounts receivable......................    (146,000)   (50,000)    28,000
    Accounts receivable--related parties.....     (81,000)        --      1,000
    Other current assets.....................      (2,000)    (2,000)     2,000
    Accounts payable.........................      95,000      5,000    (30,000)
    Accounts payable--related parties........     198,000     43,000     69,000
    Accrued expenses.........................      16,000      1,000      1,000
                                                ---------   --------  ---------
     Net cash provided by operating activi-
      ties...................................      99,000      5,000    (17,000)
                                                ---------   --------  ---------
Cash flows used in investing activities for
 the acquisition of property and equipment...    (104,000)   (29,000)        --
                                                ---------   --------  ---------
Net decrease in cash and cash equivalents....      (5,000)   (24,000)   (17,000)
Cash and cash equivalents, beginning at peri-
 od..........................................      24,000     24,000     19,000
                                                ---------   --------  ---------
Cash and cash equivalents, end of period.....   $  19,000   $     --  $   2,000
                                                =========   ========  =========
Supplemental disclosure of non-cash transac-
 tions:
 Issuance of Common Stock in exchange for net
  assets (Note 6)............................   $  50,000   $     --  $      --
                                                =========   ========  =========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB SAN JOSE

                         NOTES TO FINANCIAL STATEMENTS


Note 1--The Company and Summary of Significant Accounting Policies:

 The Company

  USWeb San Jose (the "Company") operated as a division of Virtual Valley, Inc. ("Virtual Valley"), which is a wholly-owned subsidiary of Metro Publishing, Inc. (the "Parent"), until July 16, 1997, at which date the Company was incorporated as a separate legal entity in California. The Company specializes in electronic marketing on the Internet and is a full-service developer of Internet and intranet sites, offering services in four areas: website design, hosting, promotion and training.

  During June 1996, the Company entered into a franchise agreement with USWeb Corporation ("USWeb") to be a part of USWeb's Affiliate network. The relationship with USWeb provided for increased marketing presence, technical support and centralized hosting facilities.

 Use of estimates

  The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue recognition

  The Company derives its revenues from consulting service agreements and hosting service fees.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage-of-completion method using labor hours incurred as the measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Unearned revenues represent the amount of revenues invoiced in advance of services being performed. Revenues from time-and-materials agreements and hosting services are recognized and billed as the services are provided.

 Cash and cash equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant customers

  During the year ended December 31, 1997, sales to one customer accounted for 43% of third party revenues. At December 31, 1997, approximately 65%, 17% and 10% of third party accounts receivable were due from three customers, respectively.

 Property and equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally five years.

 Advertising Costs

  Advertising costs are expensed as incurred in accordance with Statement of Position 93-7, "Reporting on Advertising Costs." Advertising costs for the year ended December 31, 1997 totaled $136,000.

                                 USWEB SAN JOSE

 Income taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Fair value of financial instruments

  The Company's financial instruments, including cash equivalents, accounts receivable, accounts payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

Note 2--Balance Sheet Components:

                                                        December 31,  March 31,
                                                            1997        1998
                                                        ------------ -----------
                                                                     (Unaudited)
   Property and equipment, net:
     Computers and equipment...........................   $ 97,000    $ 97,000
     Furniture and fixtures............................     35,000      35,000
                                                          --------    --------
                                                           132,000     132,000
     Less: Accumulated depreciation....................    (13,000)    (18,000)
                                                          --------    --------
                                                          $119,000    $114,000
                                                          ========    ========

Note 3--Transactions with Related Parties:

  During the year ended December 31, 1997, the Company recorded $417,000 in revenues from related parties and $209,000 in cost of revenues for services performed for the Parent and its subsidiaries, of which $81,000 is included in related party accounts receivable at December 31, 1997. The terms of these transactions are consistent with those of third parties.

  During the year ended December 31, 1997, the Parent charged the Company $66,000 for its pro rata share of insurance premiums, rent and administrative costs, such as accounting and legal services. Management believes that the methodologies used to allocate these charges are reasonable. In addition, the Parent charged the Company $129,000 in advertisement fees for the year ended December 31, 1997.

  As of December 31, 1997, the Company had $181,000 in accounts payable to related parties. This amount consists of $139,000 due to Virtual Valley for payroll related expenses paid by Virtual Valley on the Company's behalf and $42,000 due to the Parent for costs and services charged to the Company as described above.

Note 4--Income Taxes:

  Income tax expense for the year ended December 31, 1997 was not material. The Company had no significant deferred tax assets or liabilities at December 31, 1997.

                                 USWEB SAN JOSE

Note 5--Commitments and Contingencies:

 Royalties

  Under the terms of its franchise agreement with USWeb, the Company is required to pay royalties to USWeb based upon a stipulated percentage of adjusted gross revenue, as defined. Royalties for the year ended December 31, 1997 totaled $60,000 and are included in cost of revenues.

 Operating leases

  The Company leases office space under a noncancelable operating lease which expires in 1999. Rent expense for the year ended December 31, 1997 totaled $16,000.

  Future minimum lease payments under noncancelable operating leases are as follows:

                                                                      Operating
   Year Ended December 31,                                             Leases
   -----------------------                                            ---------
   1998..............................................................  $38,000
   1999..............................................................   19,000
                                                                       -------
     Total minimum lease payments....................................  $57,000
                                                                       =======

Note 6--Common Stock:

  The Company's Articles of Incorporation authorize the Company to issue 10,000,000 shares of Common Stock. On July 16, 1997, the Company issued 500,000 shares of Common Stock to Virtual Valley, Inc. in exchange for the net assets of its USWeb San Jose division, which had a net book value of $50,000 on that date.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Gray Peak Technologies, Inc.

  In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Gray Peak Technologies, Inc. (the "Company") at December 31, 1997 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Stamford, Connecticut
April 17, 1998

                          GRAY PEAK TECHNOLOGIES, INC.

                                 BALANCE SHEET

                       (In thousands, except share data)

                                                       December 31,  March 31,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (Unaudited)
                       ASSETS
Current assets:
  Cash and cash equivalents..........................    $ 7,715      $ 5,355
  Accounts receivable, net of allowance for doubtful
   accounts of $29...................................      1,346        1,717
  Prepaid expenses and other assets..................        136          173
                                                         -------      -------
    Total current assets.............................      9,197        7,245
Fixed assets, net (Note 3)...........................        715        1,200
Officer loans........................................         36           70
                                                         -------      -------
                                                         $ 9,948      $ 8,515
                                                         =======      =======
   LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE
  PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable...................................    $   633      $   540
  Accrued expenses...................................        527          572
  Deferred revenue...................................        --           136
  Income taxes payable...............................         20          --
  Current portion of capital leases payable..........         11           11
                                                         -------      -------
    Total current liabilities........................      1,191        1,259
Capital leases payable...............................         26           24
                                                         -------      -------
                                                           1,217        1,283
                                                         -------      -------
Commitments (Note 10)
Mandatorily Redeemable Series B Convertible Preferred
 Stock ($0.01 par value; 4,500,000 shares authorized;
 4,117,500 shares issued and outstanding;
 recorded at liquidation preference) ................      8,235        8,235
Stockholders' equity:
  Series A Convertible Preferred Stock ($0.01 par
   value; 2,525,000 shares authorized, issued and
   outstanding; liquidation preference of $2,525)....         25           25
  Common Stock ($0.01 par value; 16,000,000 shares
   authorized,
   2,000,000 shares issued and outstanding)..........         20           20
  Additional paid-in capital.........................      2,393        2,385
  Accumulated deficit................................     (1,942)      (3,433)
                                                         -------      -------
    Total stockholders' equity (deficit).............        496       (1,003)
                                                         -------      -------
                                                         $ 9,948      $ 8,515
                                                         =======      =======

   The accompanying notes are an integral part of these financial statements.

                          GRAY PEAK TECHNOLOGIES, INC.

                            STATEMENT OF OPERATIONS

                                 (In thousands)

                                                                   Three Months
                                                                      Ended
                                                       Year Ended   March 31,
                                                      December 31, ------------
                                                          1997     1997  1998
                                                      ------------ ---- -------
                                                                   (Unaudited)
Revenues, net........................................   $ 2,532    $138 $ 1,816
Operating expenses:
  Professional personnel.............................     1,880      58   1,384
  Sales and marketing................................       559       8     571
  General and administrative.........................     1,253      29     803
  Other costs........................................       848     --      622
                                                        -------    ---- -------
    Total operating costs............................     4,540      95   3,380
                                                        -------    ---- -------
(Loss) income from operations........................    (2,008)     43  (1,564)
Interest income and other, net.......................        86     --       73
                                                        -------    ---- -------
(Loss) income before income taxes....................    (1,922)     43  (1,491)
Provision for income taxes...........................        20     --      --
                                                        -------    ---- -------
Net (loss) income....................................   $(1,942)   $ 43 $(1,491)
                                                        =======    ==== =======




   The accompanying notes are an integral part of these financial statements.

                          GRAY PEAK TECHNOLOGIES, INC.

             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                       (In thousands, except share data)

                             Series A
                           Convertible
                         Preferred Stock    Common Stock   Additional                 Total
                         ---------------- ----------------  Paid-in   Accumulated Stockholders'
                          Shares   Amount  Shares   Amount  Capital     Deficit      Equity
                         --------- ------ --------- ------ ---------- ----------- -------------
Balance at January 1,
 1997...................       --    --         --    --        --          --           --
Issuance of Common
 Stock..................       --    --   2,000,000  $ 20    $   30         --       $    50
Issuance of Series A
 Convertible Preferred
 Stock and warrants, net
 of issuance costs...... 2,525,000  $ 25        --    --      2,448         --         2,473
Expenses related to
 issuance of Series B
 Convertible Preferred
 Stock..................       --    --         --    --        (85)        --           (85)
Net loss................       --    --         --    --        --      $(1,942)      (1,942)
                         ---------  ----  ---------  ----    ------     -------      -------
Balance at December 31,
 1997................... 2,525,000    25  2,000,000    20     2,393      (1,942)         496
Expenses related to
 issuance of Series B
 Convertible Preferred
 Stock (Unaudited)......       --    --         --    --         (8)        --            (8)
Net loss (Unaudited)....       --    --         --    --        --       (1,491)      (1,491)
                         ---------  ----  ---------  ----    ------     -------      -------
Balance at March 31,
 1998 (Unaudited)....... 2,525,000  $ 25  2,000,000  $ 20    $2,385     $(3,433)     $(1,003)
                         =========  ====  =========  ====    ======     =======      =======


   The accompanying notes are an integral part of these financial statements.

                          GRAY PEAK TECHNOLOGIES, INC.

                            STATEMENT OF CASH FLOWS

                                 (In thousands)

                                                            Three Months Ended
                                                Year Ended      March 31,
                                               December 31, -------------------
                                                   1997       1997      1998
                                               ------------ --------- ---------
                                                               (Unaudited)
Cash flows from operating activities:
 Net (loss) income...........................    $(1,942)   $     43  $  (1,491)
 Adjustments to reconcile net loss to net
  cash
  (used in) provided by operating activities:
   Depreciation and amortization.............         90         --          96
   Changes in assets and liabilities:
    Accounts receivable......................     (1,346)       (109)      (371)
    Prepaid expenses and other current as-
     sets....................................       (111)         (1)       (62)
    Accounts payable.........................        633          36        (93)
    Accrued expenses.........................        527          52         47
    Deferred revenue.........................        --          --         136
    Income taxes payable.....................         20         --         (22)
                                                 -------    --------  ---------
     Net cash (used in) provided by operating
      activities.............................     (2,129)         21     (1,760)
                                                 -------    --------  ---------
Cash flows from investing activities:
 Purchases of capital equipment..............       (768)        (21)      (583)
                                                 -------    --------  ---------
     Net cash used for investing activities..       (768)        (21)      (583)
                                                 -------    --------  ---------
Cash flows from financing activities:
 Officer loans...............................        (36)        (33)       (34)
 Net proceeds from issuance of convertible
  preferred stock............................     10,598       2,473         17
 Net proceeds from issuance of common stock..         50          50        --
                                                 -------    --------  ---------
     Net cash provided by (used for) financ-
      ing activities.........................     10,612       2,490        (17)
                                                 -------    --------  ---------
Net increase (decrease) in cash..............      7,715       2,490     (2,360)
Cash and cash equivalents at beginning of pe-
 riod........................................        --          --       7,715
                                                 -------    --------  ---------
Cash and cash equivalents at end of period...    $ 7,715      $2,490  $   5,355
                                                 =======    ========  =========
Supplemental information:
 Cash paid for interest......................    $     2    $    --   $     --
                                                 =======    ========  =========
 Cash paid for income taxes..................    $     2    $    --   $      20
                                                 =======    ========  =========
Noncash investing activity:
 Capital lease obligations related to pur-
  chase of fixed assets......................    $    37    $    --   $     --
                                                 =======    ========  =========

   The accompanying notes are an integral part of these financial statements.

                          GRAY PEAK TECHNOLOGIES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                       (In thousands, except share data)

1. The Company

  Gray Peak Technologies, Inc. (the "Company") was incorporated in December 1996 under the laws of the State of Delaware and effectively began operations in January 1997. The Company is a provider of network integration services for complex data, voice and video networks. The Company provides services for the full life cycle of a network, including business assessment, design and architecture, implementation, integration, operations and optimization and maintains expertise in the most complex network technologies and multivendor environments. In addition, the Company develops proprietary technologies which are used in the deployment of its services. The Company operates in one industry segment. To date, the Company has provided limited professional services to certain of its United States based clients in foreign locations.

2. Summary of Significant Accounting Policies

 Accounting Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that effect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash Equivalents

  Cash equivalents consist of short-term, highly liquid investments, with original maturities of less than three months when purchased and are stated at cost. Interest is accrued as earned.

 Fixed Assets

  Fixed assets are stated at cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the respective assets, generally ranging form three to five years.

 Revenue Recognition

  The Company's revenues are derived from network integration professional services. Services are provided on a "time and expense" basis and through fixed-price contracts. Revenues under "time and expense" contracts are recognized as services are performed. Under fixed-priced contracts, revenues are recognized using the percentage-of-completion method of accounting requiring milestone achievements prior to invoicing. Payments received in advance of services performed are recorded as deferred revenue.

  Included in accounts receivable at December 31, 1997 are unbilled costs of approximately $68, and consist primarily of services performed which were not billed as of that date due to specific contractual terms established with certain clients.

 Income Taxes

  The Company provides for income taxes using an asset and liability approach that recognizes deferred tax assets and liabilities for expected future tax consequences of temporary differences between the book and tax bases of assets and liabilities. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized.

 Interim Financial Data

  The unaudited financial data for the three months ended March 31, 1997 and 1998 have been prepared by management and include all adjustments, consisting only of normal recurring adjustments, necessary to

                          GRAY PEAK TECHNOLOGIES, INC.

                       (In thousands, except share data)

present fairly the results of operations and cash flows. The results of operations for the three months ended March 31, 1998 are not necessarily indicative of the operating results to be expected for the year ending December 31, 1998.

 Fair Value of Financial Instruments

  The carrying value of accounts receivable, accounts payable and accrued expenses approximates their value due to the relatively short maturities of these instruments.

 Recently Issued Accounting Pronouncements

  In June 1997, the Financial Accounting Standards Board ("FASB") issued Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("FAS 130"), which requires the presentation of the components of comprehensive income in a company's financial statements for reporting periods beginning subsequent to December 15, 1997. Comprehensive income is defined as the change in a company's equity during a financial reporting period from transactions and other circumstances from nonowner sources (including cumulative translation adjustments, minimum pension liabilities and unrealized gains/losses on available-for-sale securities). During the quarter ended March 31, 1998, such amounts were not significant, and the Company's comprehensive loss approximated its net loss.

  In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("FAS 131"), which establishes standards for the way companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. The Company has not yet determined the impact, if any, of adopting this new standard. The disclosures prescribed by FAS 131 are effective for fiscal years beginning after December 15, 1997.

3. Fixed Assets

  Fixed assets are comprised of the following at December 31, 1997 and March 31, 1998:

                                                          December 31, March 31,
                                                              1997       1998
                                                          ------------ ---------
   Computer equipment....................................     $747      $1,197
   Furniture and fixtures................................       23          36
   Leasehold improvements................................       35         153
                                                              ----      ------
                                                               805       1,386
   Less: accumulated depreciation and amortization.......      (90)       (186)
                                                              ----      ------
                                                              $715      $1,200
                                                              ====      ======

4. Accrued Expenses

  Accrued expenses are comprised of the following at December 31, 1997 and March 31, 1998:

                                                          December 31, March 31,
                                                              1997       1998
                                                          ------------ ---------
   Salaries and wages....................................     $340       $226
   Legal expenses........................................       60         50
   Bonus.................................................      --         150
   Other.................................................      127        146
                                                              ----       ----
                                                              $527       $572
                                                              ====       ====

                          GRAY PEAK TECHNOLOGIES, INC.

                       (In thousands, except share data)


5. Secured Line of Credit

  In August 1997, the Company obtained a secured line of credit with a bank for $750 which expires on August 18, 1998. Borrowings under the line are secured by substantially all of the assets of the Company and are limited to the maximum committed line, less outstanding obligations of the Company owed to the bank, including outstanding letters of credit. The payment of cash dividends is prohibited under the secured line of credit. At December 31, 1997, there were no borrowings outstanding under this secured line of credit. Interest is payable monthly at an annual rate equal at the bank's prime lending rate (9.50% at December 31, 1997) plus one and one half percent.

  At December 31, 1997, an irrevocable letter of credit of $68 was issued under this agreement which is being maintained as security for performance under a long-term property lease agreement.

  At December 31, 1997, amounts available under the secured line of credit were $682.

6. Common Stock and Convertible Preferred Stock

 Common Stock

  Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company's common stockholders. Common stockholders are entitled to receive dividends, if any, as may be declared by the Board of Directors, subject to any preferential dividend rights of the preferred stockholders. The Company has reserved a total of 16,000,000 shares of common stock for the issuance under the Company's stock option plan and for conversion of preferred stock and the exercise of the stock purchase warrants.

 Series A Convertible Preferred Stock

  In March 1997, the Company issued 2,525,000 shares of Series A Convertible Preferred Stock ("Series A Preferred") and warrants at $1.00 per share providing gross proceeds of $2,525 and net proceeds, after deducting expenses, of $2,473.

  The holders of Series A Preferred have the right to convert such shares into common stock on a one-for-one basis at an initial conversion price of $1.00 per share, which is subject to adjustment for any security issuances at a per share price less than $1.00. The Series A Preferred will automatically convert into common stock upon sale of the Company or the consummation of a public offering of the Company's common stock with a per share price and gross proceeds of qualifying amounts.

  In connection with this transaction, the Company also issued warrants to the holders of Series A Preferred for the purchase of 2,525,000 shares of the Company's common stock, at an initial exercise price of $1.00 per share. Using the Black-Scholes pricing model, the Company has valued these warrants at $682, which is included in the carrying value of the Series A Preferred. The holders of the warrants have the right to purchase shares of the Company's common stock at any time following the third anniversary of the date of issuance but prior to the fifth anniversary. In addition, the warrants will automatically convert into shares of the Company's common stock upon (i) a sale of or consolidation of the Company with, or merger of the Company into another corporation or (ii) the consummation of a public offering of the Company's common stock with a per share price and gross proceeds of specified amounts.

                          GRAY PEAK TECHNOLOGIES, INC.

                       (In thousands, except share data)


 Series B Convertible Preferred Stock

  In September 1997, the Company issued 4,117,500 shares of Series B Convertible Preferred Stock ("Series B Preferred") at $2.00 per share providing gross proceeds of $8,235 and net proceeds, after deducting expenses, of $8,150.

  The holders of the Series B Preferred have the right to convert such shares into shares of the Company's common stock on a one-for-one basis at an initial conversion value of $2.00 per share, subject to anti-dilution protection (as defined). In addition to the anti-dilution provisions, the conversion value for the Series B Preferred shall be adjusted based upon an assumed Company value determined from the Company's achieving certain revenue and earnings before interest and taxes ("EBIT") targets during the Company's year ending December 31, 1998 (as defined). The EBIT targets shall not apply, however, in the event a public offering of the Company's common stock or sale of the Company is completed prior to December 31, 1998 with a per share value to the holders of Series B Preferred of at least $5.00. In addition, in any such event, if the per share value to the holders of Series B Preferred is at least $6.50, then the conversion value shall be increased to $2.50 per share.

  In addition, (i) such shares will automatically convert into common stock upon the consummation of a public offering of the Company's common stock or sale transaction of qualifying size (ii) any time after the fifth anniversary of the date of issuance of the Series B Preferred, a holder at its option may sell such shares to the Company at a redemption amount, and (iii) in the event of a liquidation of the Company the holders of Series B Preferred stock are entitled to a liquidation preference (each as defined).

  No dividends shall be paid on the Series B Preferred, provided that no dividends or other distributions shall be made on any other class of the Company's capital stock unless a pro-rata dividend or distribution is made on the Series B Preferred shares outstanding. The holders of Series B Preferred shall be entitled to vote on matters which holders of common stock have the right to vote.

7. Employee Benefit Plans

 Stock Option Plan

  In March 1997, the Company's Board of Directors adopted the 1997 Stock Option Plan (the "1997 Plan"), whereby incentive and nonqualified options to purchase up to 2,000,000 shares of the Company's common stock may be granted to key employees, directors and consultants. The exercise and vesting periods and the exercise price of the options granted under the 1997 Plan are determined by a Committee of the Board of Directors. The 1997 Plan stipulates that no options may be exercisable after ten years from the date of grant. The fair market value of the Company's common stock is determined by the Board of Directors. Options granted under the 1997 Plan generally vest in equal installments over a period of four years commencing after the first year of the date of grant, with the exception of 1,005,000 options granted to certain key employees which have the additional vesting conditions that the Company meets certain revenue targets.

                          GRAY PEAK TECHNOLOGIES, INC.

                       (In thousands, except share data)


  The following table summarizes stock options activity under the Plan for the year ended December 31, 1997, all of which were granted to employees:

                                                                        Weighted
                                                                        Average
                                                                        Exercise
                                                              Shares     Price
                                                             ---------  --------
   Outstanding at beginning of year.........................       --      --
   Granted.................................................. 1,730,000   $1.38
   Forfeited................................................  (100,000)   1.20
                                                             ---------   -----
   Outstanding at end of year............................... 1,630,000   $1.39
                                                             =========   =====

  The following table summarizes information about stock options outstanding at December 31, 1997:

                                                      Options Outstanding
                                                --------------------------------
                                                              Average
                                                             Remaining
                                                            Contractual Average
                                                  Shares       Life     Exercise
   Exercise Prices                              Outstanding   (Years)    Price
   ---------------                              ----------- ----------- --------
    $1.00.....................................     999,500      4.4      $1.00
    $2.00.....................................     630,500      4.8       2.00
                                                 ---------      ---      -----
                                                 1,630,000      4.5      $1.39
                                                 =========      ===      =====

  There were no exercisable options outstanding at December 31, 1997.

  The Company has elected to apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its Plan. Accordingly, no compensation cost has been recognized for options granted to employees under the Plan for the year ended December 31, 1997.

  Had compensation cost for options granted to employees been determined based upon the fair value at the date of grant for awards under the Plan consistent with the methodology prescribed under Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation," the Company's net loss for the year ended December 31, 1997 and the three months ended March 31, 1998 would have increased by $48 and $37, respectively.

  The fair values of the Company's stock-based awards to employees during the year ended December 31, 1997 was estimated using the Black-Scholes option-pricing model based on the following weighted average assumptions:

   Dividend yield.......................................................    None
   Weighted average risk free interest rate on the date of grant........   6.26%
   Forfeitures..........................................................    None
   Expected life........................................................ 5 years
   Volatility...........................................................      0%

                          GRAY PEAK TECHNOLOGIES, INC.

                       (In thousands, except share data)


 Defined Contribution Plan

  The Company has a defined contribution plan (the "Plan"), which qualifies under Section 401(k) of the Internal Revenue Code, for employees meeting certain services requirements. Participants may contribute up to 15% of their gross wages not to exceed, in any given year, a limitation set by Internal Revenue Service regulations. The Plan provides for discretionary contributions to be made by the Company as determined by the Board of Directors. The Company has not made any contributions to the Plan during 1997.

8. Income Taxes

  The Company has incurred a loss during 1997, which has generated a net operating loss carryforward of approximately $1,700 at December 31, 1997, for federal and state income tax purposes. This carryforward is available to future taxable income and expires in 2012 for federal income tax purposes. This loss is subject to limitation on future years utilization should certain ownership changes occur.

  The net operating loss carryforward and temporary differences between carrying amounts of assets and liabilities for financial reporting and income tax purposes result in a net deferred tax benefit of $783 at December 31, 1997. The Company's operating plans anticipate taxable income in future periods: however, such plans make significant assumptions which cannot be reasonably assured including continued market acceptance of the Company's services by customers. Therefore, in consideration of the Company's current year loss and the uncertainty of its ability to utilize this deferred tax benefit in the future, the Company has recorded a valuation allowance in the amount of $783 at December 31, 1997 to offset the deferred tax benefit amount.

  Significant components of the noncurrent deferred tax assets at December 31, 1997 are as follows:

   Deferred tax assets
     Accounts receivable reserves........................................ $  12
     Net operating loss..................................................   697
     Accruals............................................................    77
                                                                          -----
       Total deferred tax assets.........................................   786
   Deferred tax liabilities
     Depreciation........................................................     3
                                                                          -----
       Total deferred tax liabilities....................................     3
                                                                          -----
   Net deferred tax asset................................................   783
   Less: valuation allowance.............................................  (783)
                                                                          -----
   Deferred tax asset, net............................................... $ --
                                                                          =====

  The components of the provision for income taxes at December 31, 1997 are as follows:

   Current taxes
     Federal................................................................  --
     State and city......................................................... $20
                                                                             ---
       Provision for income taxes........................................... $20
                                                                             ===

                          GRAY PEAK TECHNOLOGIES, INC.

                       (In thousands, except share data)


9. Concentration of Risk and Customer Information

  Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash, accounts receivable, officer loans and accounts payable. The Company generally does not require collateral and the majority of its trade receivables are unsecured. Management of the Company does not believe that significant credit risk exists at December 31, 1997.

  For the year ended December 31, 1997, customers A, B, C and D accounted for 24.9%, 12.5%, 12.1% and 10.3%, respectively, of net revenues. No other customers accounted for more than 10% of net revenues for the year ended December 31, 1997.

10. Commitments

  The Company operates in leased facilities. Management believes that leases currently in effect will be renewed or replaced by other leases of a similar nature and term. Rent expense under operating leases amounted to $136 for the year ended December 31, 1997.

  During 1997, the Company entered into capital leases for certain computer equipment totaling $37 of capitalized costs.

  The future minimum lease payments under capital leases (including present value of net minimum lease payments) and operating leases as of December 31, 1997 are as follows:

                                                               Capital Operating
                                                               Leases   Leases
                                                               ------- ---------
   1998......................................................    $14     $332
   1999......................................................     14      341
   2000......................................................     14      113
   2001......................................................     --      --
   2002......................................................     --      --
   Thereafter................................................     --      --
                                                                 ---     ----
   Total minimum lease payments..............................     42     $786
                                                                         ====
   Less amount representing interest.........................     (5)
                                                                 ---
   Present value of net minimum lease payments including cur-
    rent maturities of $11 with interest rate of 9.4%........    $37
                                                                 ===

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                                --------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Documents By Reference............................   2
Prospectus Summary.........................................................   3
Risk Factors...............................................................   4
Forward-Looking Statements.................................................  12
Use of Proceeds............................................................  12
Business...................................................................  13
Plan of Distribution.......................................................  27
Restrictions on Resale.....................................................  27
Legal Matters..............................................................  27
Experts....................................................................  27

                               ----------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               16,666,667 Shares
                                [LOGO OF USWEB]
                                  Common Stock


                               ----------------
                                   PROSPECTUS
                               ----------------

                              March 31, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

  Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Reference also is made to the Certificate of Incorporation of the Registrant filed as Exhibit 3.1; the Bylaws of the Registrant, filed as Exhibit 3.2; and the form of indemnification agreement filed as Exhibit 10.1 which, among other things, and subject to certain conditions, authorize the Registrant to indemnify, or indemnify by their terms, as the case may be, the directors and officers of the Registrant against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

  The Registrant has obtained directors and officers insurance providing indemnification for certain of the Registrant's directors, officers, affiliates, partners or employees for certain liabilities.

  The indemnification provisions in the Bylaws, and the indemnification agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the 1933 Act.

  The Reorganization Agreement provides that commencing with the effectiveness of the CKS Merger, the Registrant will indemnify the current officers and directors of CKS Group for any action or inaction by such person prior to the CKS Merger.

  Reference is made to the following documents listed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

                                                                       Exhibit
                               Document                                Number
                               --------                                -------
Amended and Restated Certificate of Incorporation.....................   3.1
Bylaws of Registrant (Delaware).......................................   3.2
Form of Indemnification Agreement entered into by the Registrant with each of its directors and executive officers.........................  10.1

Item 21. Exhibits and Financial Statement Schedules

 (a) Exhibits

  3.1(B)  Amended and Restated Certificate of Incorporation of the Registrant.

  3.2(A)  Bylaws of the Registrant.

  4.1(A)  Form of Registrant's Common Stock Certificate.

  4.2(A) Amended and Restated Investors' Rights Agreement dated May 2, 1997 among the Registrant and the other parties named therein.

  4.3(A)  Form of Registrant's Series A Preferred Stock Purchase Warrant.

  4.4(A)  Form of Registrant's Series C Preferred Stock Purchase Warrant.

  4.5(A)  Form of Registrant's Common Stock Purchase Warrant.

  4.6(A)  Form of Registrant's Signing Warrant.

  4.7(A)  Form of Registrant's AGR Warrant.

  4.8(A)  Form of Amended and Restated Investor Rights Agreement dated November
          7, 1997 among the Registrant and the other parties named therein.

  4.9(B) Form of Agreement and Plan of Reorganization dated May 13, 1998 among the Registrant, USWeb Acquisition Corporation 121, Gray Peak
          Technologies, Inc. and other individuals and entities named therein.

  4.10(D) Agreement and Plan of Reorganization dated September 1, 1998 among the Registrant, USWeb Acquisition Corporation No. 134 and CKS Group,
          Inc.

  4.11(D) Form of USWeb Corporation Holder Agreement among Registrant, CKS
          Group, Inc. and certain stockholders of Registrant dated September 1, 1998 (included in Exhibit 10.19).

  5.1(B) Opinion of Wilson Sonsini Goodrich & Rosati regarding legality of securities.

 10.1(A) Form of Indemnification Agreement entered into by the Registrant with each of its directors and executive officers.

 10.2(A)  1996 Stock Option Plan and related agreements.

 10.3(C)  1996 Equity Compensation Plan and related agreements.

 10.4(C)  1997 Acquisition Stock Option Plan and related agreements.

 10.5(C)  1997 Employee Stock Purchase Plan.

 10.6(C) Form of Restricted Stock Purchase Agreement between the Registrant and certain executive officers.

 10.8(A)  Management Continuity Agreement between the Registrant and Tobin
          Corey.

 10.9(A)  Management Continuity Agreement between the Registrant and Sheldon
          Laube.

 10.12(A) Loan and Security Agreement dated September 29, 1997 between the
          Registrant and Silicon Valley Bank.

 10.13(A) Amendment, dated November 5, 1997 to Loan and Security Agreement dated September 29, 1997 between the Registrant and Silicon Valley
          Bank.

 10.14(A) Intel-USWeb Relationship Agreement dated as of November 7, 1997 between the Registrant and Microsoft Corporation.


 10.15(B) Lease Agreement dated December 16, 1996 by and between the Company and LAKESIDE DRIVE, INC. for 2880 Lakeside Drive, Santa Clara, CA
          95054.

 10.16(B) First Amendment to Lease Agreement dated July 23, 1997 by and between the Company and LAKESIDE DRIVE, INC. for 2880 Lakeside Drive, Santa
          Clara, CA 95054.

 10.17(D) Form of CKS Voting Agreement between Registrant and certain stockholders of CKS Group, Inc. dated September 1, 1998.

 10.18(D) Form of CKS Group, Inc. Holder Agreement among Registrant, CKS Group,
          Inc. and certain stockholders of CKS Group, Inc. dated September 1,
          1998.

 10.19(D) Form of USWeb Corporation Holder Agreement among Registrant, CKS
          Group, Inc. and certain stockholders of Registrant dated September 1, 1998.

 10.20(E) Lease Agreement dated March 5, 1999 between the Company and Rosenberg
          SOMA Investments II, LLC for 410 Townsend Street, San Francisco, CA.

 11.1(E)  Statement of computation of pro forma net loss per share.

 21.1(E)  Subsidiaries of the Registrant.

 23.1     Consent of Independent Accountants. (see page II-6)
 24.1     Power of Attorney (see page II-5).

---------------------

(A) Incorporated by reference from the Company's Registration Statement on Form S-1 (No. 333-36827).

(B) Previously filed with this registration statement.

(C) Incorporated by reference from the Company's Registration Statement on Form S-8 filed on June 3, 1998 (No. 333-55893).

(D) Incorporated by reference from the Company's Registration Statement on Form S-4 (No. 333-63323).

(E) Incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

 (b) Financial Statement Schedules

  None.

  Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 22. Undertakings

  The undersigned Registrant undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent, post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the application registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (5) That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of
  Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (6) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (8) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
  Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 20 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-4 and has duly caused this Post Effective Amendment No. 7 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, State of California, on this 29th day of March, 1999.

                                          USWEB CORPORATION

                                          By:
                                               /s/ Carolyn V. Aver
                                             ----------------------------------
                                                     Carolyn V. Aver
                                           Executive Vice President and Chief
                                                    Financial Officer

                             POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert W. Shaw and Carolyn V. Aver, and each of them individually, his attorney-in-fact, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done or by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 7 to the Registration Statement has been signed by the following persons on this 29th day of March, 1999.

              Signature                                Title
              ---------                                -----
          /s/ Mark D. Kvamme           Chairman of the Board and Director
 ____________________________________
            Mark D. Kvamme

          /s/ Robert W. Shaw           Chief Executive Officer and
 ____________________________________   Director (Principal Executive Officer)
            ROBERT W. SHAW

         /s/ Carolyn V. Aver           Executive Vice President and Chief
 ____________________________________   Financial Officer (Principal
            CAROLYN V. AVER             Financial Officer)

           /s/ Tobin Corey             President, Chief Operating Officer and
 ____________________________________   Director
              Tobin Corey
                                       Director
 ____________________________________
              Robert Hoff

          /s/ Joseph Marengi           Director
 ____________________________________
            Joseph Marengi

 ____________________________________
             Gary Rieschel             Director

           /s/ Klaus Schwab
 ____________________________________
             Klaus Schwab              Director

                                                               EXHIBIT 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of USWeb Corporation of our report dated January 25, 1999 appearing on page 39 of USWeb Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the use in this Prospectus constituting part of this Registration Statement on Form S-4 of our reports dated March 24, 1998 related to the financial statements of Inter.logic.studios, inc., March 27, 1998 related to the financial statements of Quest Interactive Media, Inc., March 27, 1998 related to the financial statements of Ensemble Corporation, April 15, 1998 related to the financial statements of Ikonic Interactive, Inc., March 26, 1998 related to the financial statements of USWeb San Jose, and April 17, 1998 related to the financial statements of Gray Peak Technologies, Inc. which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 29, 1999